As filed with the Securities and Exchange Commission on April 27, 2005

Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARRIAGE SERVICES, INC.

( Name of Registrant as specified in its charter )

Delaware	76-0423828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1900 St. James Place, 4th Floor Houston, Texas 77056 (713) 332-8400 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	Melvin C. Payne
Chairman of the Board and Chief Executive Officer
1900 St. James Place, 4th Floor
Houston, Texas 77056
(713) 332-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
W. Christopher Schaeper
Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, Texas 77002
(713) 654-8111
(713) 654-1871 (Fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of Each Class of Securities	Amount to be	Maximum Offering	Aggregate	Amount of
to be Registered	Registered	Price per Unit (1)	Offering Price (1)	Registration Fee (2)
7.875% Notes due 2015	$130,000,000	100%	$130,000,000	$15,301

Guarantees of 7.875% Notes due 2015 (3)	(4)	(4)	(4)	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to rule 457(f)(2) of the rules and regulations under the Securities Act.
(2)	Calculated by multiplying the aggregate offering amount by 0.0001177.
(3)	See inside facing page for table of registrant guarantors.
(4)	No separate consideration will be received for the guarantees.
(5)	No further fee is payable pursuant to Rule 457(n) of the rules and regulations under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the SEC, acting pursuant to such Section 8(a), may determine.

Registrant Guarantors

Primary Standard
	State of	Industrial	I.R.S. Employer
Exact Name Of Registrant	Incorporation or	Classification	Identification
As Specified In Its Charter	Organization	Code Numbers	Number

Carriage Funeral Holdings, Inc.	Delaware		76-0339922
CFS Funeral Services, Inc.	Delaware		76-0386580
Carriage Holding Company, Inc.	Delaware		76-0393194
Carriage Funeral Services of Michigan, Inc.	Michigan		38-3149715
Carriage Funeral Services of Kentucky, Inc.	Kentucky		61-1015339
Carriage Funeral Services of California, Inc.	California		76-0517196
Carriage Cemetery Services of Idaho, Inc.	Idaho		82-0210596
Wilson & Kratzer Mortuaries	California		94-2677490
Rolling Hills Memorial Park	California		94-1495168
Carriage Services of Connecticut, Inc.	Connecticut		06-1491781
CSI Funeral Services of Massachusetts, Inc.	Massachusetts		04-3406556
CHC Insurance Agency of Ohio, Inc.	Ohio		76-0584854
Barnett Demrow & Ernst, Inc.	Kentucky		61-0680428
Carriage Services of New Mexico, Inc.	New Mexico		76-0585891
Forastiere Family Funeral Services, Inc.	Massachusetts		76-0615410
Carriage Cemetery Services, Inc.	Texas		76-0592642
Carriage Services of Oklahoma, L.L.C.	Oklahoma		76-0590850
Carriage Services of Nevada, Inc.	Nevada		76-0595471
Hubbard Funeral Home, Inc.	Maryland		53-0226299
Carriage Team California (Cemetery), LLC	Delaware		76-0627583
Carriage Team California (Funeral), LLC	Delaware		76-0627584
Carriage Team Florida (Cemetery), LLC	Delaware		76-0627585
Carriage Team Florida (Funeral), LLC	Delaware		76-0627586
Carriage Services of Ohio, LLC	Delaware		76-0627588
Carriage Team Kansas, LLC	Delaware		76-0627587
Carriage Municipal Cemetery Services of Nevada, Inc.	Nevada		76-0635742
Carriage Cemetery Services of California, Inc.	California		76-0634987
Carriage Insurance Agency of Massachusetts, Inc.	Massachusetts		76-0644470
Carriage Internet Strategies, Inc.	Delaware		76-0642158
Carriage Investments, Inc.	Delaware		76-0651825
Carriage Management, L.P.	Texas		76-0651824
Cochrane’s Chapel of the Roses, Inc.	California		68-0458642
Horizon Cremation Society, Inc.	California		76-0653256
Carriage Life Events, Inc.	Delaware		76-0667598
Carriage Merger I, Inc.	Delaware		76-0695818
Carriage Merger II, Inc.	Delaware		76-0695815
Carriage Merger III, Inc.	Delaware		76-0695816
Carriage Merger IV, Inc.	Delaware		76-0695817

The address, including zip code, and telephone number, including area code, of the registrant guarantors listed above is the same as those of Carriage Services, Inc.

The information in this prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or exchange these securities and it is not soliciting an offer to acquire or exchange these securities in any jurisdiction where the offer, sale or exchange is not permitted.

SUBJECT TO COMPLETION, DATED                     , 2005

PROSPECTUS

[LOGO]
Carriage Services, Inc.

Offer to Exchange
Registered 7.875% Senior Notes due 2015
for
All Outstanding 7.875% Senior Notes due 2015 issued on January 27, 2005
($130,000,000 in principal amount outstanding)

     We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, all of our outstanding 7.875% senior notes due 2015 issued on January 27, 2005 for our registered 7.875% senior notes due 2015. In this prospectus, we will call the original notes the “Old Notes” and the registered notes the “New Notes.” The Old Notes and New Notes are collectively referred to in this prospectus as the “notes.”

The Exchange Offer

•	The exchange offer expires at 5:00 p.m., New York City time, , , unless extended.

•	The exchange offer is not conditioned upon a minimum aggregate principal amount of Old Notes being tendered.

•	All outstanding Old Notes validly tendered and not withdrawn will be exchanged.

•	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

•	We will not receive any cash proceeds from the exchange offer.

The New Notes

•	The terms of the New Notes to be issued in the exchange offer are substantially identical to the Old Notes, except that we have registered the New Notes with the Securities and Exchange Commission. In addition, the New Notes will not be subject to certain transfer restrictions.

•	Interest on the New Notes will be paid at the rate of 7.875% per annum, semi-annually in arrears on each January 15 and July 15, beginning July 15, 2005.

•	The New Notes will not be listed on any securities exchange or the Nasdaq Stock Market.

     There is currently no public market for the exchange notes. We do not intend to list the exchange notes on any securities exchange or for quotation on any automated dealer quotation system. Therefore, we do not anticipate that an active public market for the exchange notes will develop.

     You should read the section entitled “Risk Factors” beginning on page 8 for a discussion of specific factors that you should consider before acquiring exchange notes.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, as defined herein, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     We make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 in this prospectus and in the documents incorporated by reference herein. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate” or “predict” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made in this prospectus and in any other documents or oral presentations made by us or on our behalf. In addition to the factors described in this prospectus under “Risk Factors” and those set forth from time to time in our filings with the Commission, important factors that could cause our actual results to differ materially from those in the forward-looking statements include, among others, the following:

Risks Related to Our Company

•	Marketing and sales activities by existing and new competitors could cause us to lose market share and lead to lower revenues and margins.

•	Price competition could also reduce our market share or cause us to reduce prices to retain or recapture market share, either of which could reduce revenues and margins.

•	Improved performance in our funeral segment is highly dependent upon successful execution of our standards-based Being the Best operating model.

•	Our ability to generate preneed sales depends on a number of factors, including sales incentives and local and general economic conditions.

•	Earnings from and principal of trust funds and insurance contracts could be reduced by changes in financial markets.

•	Our ability to execute our growth strategy is highly dependent upon our ability to successfully identify suitable acquisition candidates and negotiate transactions on favorable terms.

•	Increased costs may have a negative impact on our earnings and cash flows.

•	Increases in interest rates would increase interest costs on our variable-rate indebtedness if we borrow under our credit facility and could have a material adverse effect on our net income.

•	Covenant restrictions under our debt instruments may limit our flexibility in operating our business.

Risks Related to the Death Care Industry

•	Declines in the number of deaths in our markets can cause a decrease in revenues. Changes in the number of deaths are not predictable from market to market or over the short term.

•	The increasing number of cremations in the United States could cause revenues to decline because we could lose market share to firms specializing in cremations and because direct cremations (with no funeral service, casket, urn, mausoleum niche, columbarium niche or burial) produce no revenues for cemetery operations and lower funeral revenues.

•	If we are not able to respond effectively to changing consumer preferences, our market share, revenues and profitability could decrease.

•	Because the funeral and cemetery businesses are high fixed-cost businesses, changes in revenue can have a disproportionately large effect on cash flow and profits.

•	Changes or increases in, or failure to comply with, regulations applicable to our business could increase costs or decrease cash flows.

You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus.

PROSPECTUS SUMMARY

     This summary highlights basic information appearing in other sections of this prospectus. It is not complete and does not contain all the information that you should consider before exchanging Old Notes for New Notes. You should carefully read this prospectus and the documents incorporated by reference to understand fully the terms of the exchange offer and the New Notes, as well as the tax and other considerations that may be important to you. You should pay special attention to the “Risk Factors” section beginning on page 8 of this prospectus, as well as the section entitled “Cautionary Statement on Forward-Looking Statements”and the other documents incorporated by reference herein. You should rely only on the information contained in this document or to which we have referred you. This document may only be used where it is legal to sell these securities. For purposes of this document, unless the context otherwise indicates, when we refer to “Carriage”, the “Company”, “us”, “we”, “our”, or “ours”, we are describing Carriage Services, Inc., together with its subsidiaries.

Our Business

     We are a leading provider of death care services and merchandise in the United States. We operate two types of businesses: funeral homes, which currently account for approximately 75% of our total revenue, and cemeteries, which currently account for approximately 25% of our total revenue. As of December 31, 2004, we operated 135 funeral homes in 28 states and 30 cemeteries in 12 states. For the year ended December 31, 2004, we had revenues of $150.2 million and earnings from continuing operations of $11.0 million. We primarily serve suburban markets and believe we are a market leader (first or second) in most of those markets. We provide funeral and cemetery services and products on both an “at-need” (time of death) and “preneed” (planned prior to death) basis.

     Our operations are divided into two business segments:

Funeral Home Operations. Funeral homes are principally service businesses that provide burial and cremation services and sell related merchandise, such as caskets and urns. Given the high fixed cost structure associated with funeral home operations, we believe the following are key factors affecting our profitability:

•	demographic trends in terms of population growth and average age, which impact death rates and number of deaths;

•	establishing and maintaining leading market share positions supported by strong local heritage and relationships;

•	effectively responding to increasing cremation trends by packaging complementary services and merchandise;

•	controlling salary and merchandise costs; and

•	exercising pricing leverage related to our at-need business to increase average revenues per contract.

Cemetery Operations. Cemeteries are primarily a sales business that provides interment rights (grave sites and mausoleums) and related merchandise, such as markers and memorials. Our cemetery operating results are impacted by the success of our sales organization because approximately 36% of our cemetery revenues during the year ended December 31, 2004 was generated from preneed sales of interment rights. We believe that changes in the level of consumer confidence (a measure of whether consumers will spend money on discretionary items) also impact the amount of such preneed sales. Cemetery revenues generated from at-need service and merchandise sales generally are subject to many of the same key profitability factors as in our funeral home business. Approximately 8% of our cemetery revenues during the year ended December 31, 2004 was attributable to investment earnings on trust funds and finance charges on installment contracts.

Our business strategy is based on strong, local leadership and entrepreneurial principles that we believe drive market share, revenue growth, and profitability in our local markets. Our operating model emphasizes:

•	decentralized management of our local businesses;

•	financial and operational standards based upon drivers of success of our best businesses;

•	variable compensation that rewards our funeral home managers as if they are owners;

•	finding, developing and retaining the best people in our industry; and

•	information technology designed to support local business and corporate management decisions, measure performance of our businesses against our financial and operational standards, and ensure adherence to established internal control procedures.

Our near-term objectives for 2005 and 2006 include:

•	continuing to improve our operating and financial performance by executing our “Being the Best” funeral operating model and implementing a similar operating model in our cemetery segment;

•	increasing our profitability and cash flow, and continuing to improve our credit profile;

•	initiating a disciplined acquisition program of funeral businesses that match a profile based on our Being the Best standards.

Our longer-term objectives over the next five years include:

•	continuous improvement and portfolio optimization driven by our Being the Best operating model;

•	increasing market share and profitability;

•	formalizing and fully implementing a disciplined acquisition program; and

•	raising equity proceeds to enhance our capital structure and support our growth strategy as appropriate opportunities arise.

     Carriage was incorporated in 1991. Our principal corporate offices are located at 1900 St. James Place, 4th Floor, Houston, Texas 77056, and our telephone number is (713) 522-5141. Our website is www.carriageservices.com.

Summary of the Terms of the Exchange Offer

     The following summary contains basic information about the exchange offer. The following summary does not contain all the information that may be important to you. For a more complete understanding of the exchange offer, please refer to the section of this prospectus entitled “The Exchange Offer” beginning on page 22.

The Exchange Offer.	We are offering to exchange up to $130,000,000 aggregate principal amount of the New Notes for up to $130,000,000 aggregate principal amount of the Old Notes. Old Notes may be exchanged only in $1,000 increments. New Notes will be issued only in minimum denominations of $1,000 and integral multiples of $1,000.

The terms of the New Notes are identical in all material respects to the Old Notes except that the New Notes will not contain terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the Old Notes. The New Notes and the Old Notes will be governed by the same indenture, dated January 27, 2005.

Registration Rights Agreement.	We issued $130,000,000 of the Old Notes on January 27, 2005 to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, the initial purchasers, under a purchase agreement dated January 20, 2005. Pursuant to the purchase agreement, we and the initial purchasers entered into a registration rights agreement relating to the Old Notes pursuant to which we agreed to file, not later than 90 days following the closing of the offering of the Old Notes, this exchange offer registration statement with the Commission with respect to a registered offer to exchange the Old Notes for the New Notes. We also agreed to use our best efforts to have this exchange offer registration statement declared effective by the Commission within 180 days of the closing of the offering of the Old Notes and to consummate the exchange offer not later than 210 days following the closing of the offering of the Old Notes. If we fail to fulfill our obligations under the registration rights agreement, additional interest will accrue on the Old Notes at an annual rate of 0.25% for the first 90 days, increasing by an additional 0.25% for each subsequent 90-day period up to a maximum additional annual rate of 1.00%. See “Exchange Offer and Registration Rights.”

Resale.	We believe that you will be able to freely transfer the New Notes without registration or any prospectus delivery requirement; however, certain broker-dealers and certain of our affiliates may be required to deliver copies of this prospectus if they resell any New Notes.

Expiration Date.	The exchange offer will expire at 5:00 p.m., New York City time, on ●, unless we extend the exchange offer. See “The Exchange Offer — Expiration Date; Extensions; Termination; Amendments.”

Conditions to the Exchange Offer.	The exchange offer is not subject to any conditions other than that it does not violate applicable law or any applicable interpretation of the staff of the Commission.

Procedures for Tendering Old Notes.	If you wish to accept the exchange offer, sign and date the letter of transmittal that was delivered with this prospectus in accordance with the instructions, and deliver the letter of transmittal, along with the Old Notes and any other required documentation, to the exchange agent. Alternatively, you can tender your outstanding Old Notes by following the procedures for book-entry transfer, as described in this prospectus. By executing the letter of transmittal or by transmitting an agent’s message in lieu thereof, you will represent to us that, among other things:

•	the New Notes you receive will be acquired in the ordinary course of your business;

•	you are not participating, and you have no arrangement with any person or entity to participate, in the distribution of the New Notes;

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act, or a broker-dealer tendering Old Notes acquired directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•	if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the New Notes.

Effect of Not Tendering.	Old Notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof.

Old Notes that are not tendered will bear interest at a rate of 7.875% per annum. However, if we fail to fulfill our obligations under the registration rights agreement, additional interest will accrue on the Old Notes as discussed under “Registration Rights Agreement” above.

Taxation.	The exchange of Old Notes for New Notes will not be a taxable event for United States federal income tax purposes. See “Material United States Federal Income Tax Consequences.”

Special Procedures for Beneficial Owners.	If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such Old Notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus.

Guaranteed Delivery Procedures.	If you wish to tender your Old Notes, you may, in certain instances, do so according to the guaranteed delivery procedures set forth elsewhere in this prospectus under “The Exchange Offer — Procedures for Tendering Old Notes — Guaranteed Delivery.”

Withdrawal Rights.	You may withdraw Old Notes that you tender pursuant to the exchange offer by furnishing a written or facsimile transmission notice of withdrawal to the exchange agent containing the information set forth in “The Exchange Offer — Withdrawal of Tenders” at any time prior to the expiration date.

Acceptance of Old Notes and Delivery of New Notes.	We will accept for exchange any and all Old Notes that are properly tendered in the exchange offer prior to the expiration date. See “The Exchange Offer — Procedures for Tendering Old Notes.” The New Notes issued pursuant to the exchange offer will be delivered promptly following the expiration date.

Broker-Dealers.	Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See “Plan of Distribution.”

Exchange Agent.	Wells Fargo Bank, N.A. is the exchange agent for the exchange offer. The address and phone number of Wells Fargo Bank, N.A. are on the inside of the back cover of this prospectus.

Summary of the Terms of the New Notes

Issuer.	Carriage Services, Inc.

New Notes.	$130,000,000 aggregate principal amount of 7.875% senior notes due 2015.

Maturity date.	January 15, 2015.

Interest Rate.	7.875% per annum, accruing from January 27, 2005 or from the date most recently paid.

Interest payment dates.	January 15 and July 15, beginning July 15, 2005.

Guarantees.	All of our existing subsidiaries (other than the issuer of our TIDES preferred securities) will guarantee the New Notes on a senior basis. Future restricted subsidiaries will also be required to guarantee the New Notes on a senior basis.

Ranking.	The New Notes will be unsecured senior indebtedness. The New Notes will rank senior in right of payment to our subordinated indebtedness, including our TIDES, and equal in right of payment with any of our existing and future senior indebtedness. Each guarantee will be unsecured and will rank equally with all unsecured senior indebtedness of the guarantors and senior to all subordinated indebtedness of the guarantors. The New Notes and guarantees will also be effectively subordinated to all of our secured indebtedness and the secured indebtedness of the subsidiary guarantors to the extent of the value of the assets securing such indebtedness.

Optional redemption.	As of December 31, 2004, we had approximately $110.3 million of other senior indebtedness that would have ranked equally with the New Notes. We will have the option to redeem the New Notes, in whole or in part, at any time on or after January 15, 2010, at the redemption prices described in this prospectus under the heading “Description of the Notes — Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

Equity offering optional redemption	Before January 15, 2008, we may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the New Notes with the net proceeds of one or more equity offerings at 107.875% of the principal amount of the New Notes, plus any accrued and unpaid interest, provided at least 65% of the aggregate principal amount of the New Notes issued under the indenture remains outstanding after such redemption and the redemption occurs within 90 days of the date of the closing of such equity offering.

Change of control.	When a change of control event occurs, each holder of New Notes may require us to repurchase all or a portion of its New Notes at a price equal to 101% of the principal amount of the New Notes, plus any accrued and unpaid interest.

Certain Covenants.	The indenture governing the notes will contain covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:

•	sell assets;

•	pay dividends on, redeem or repurchase our capital stock or redeem or repurchase our subordinated debt;

•	make investments;

•	incur additional indebtedness;

•	create certain liens;

•	enter into agreements that restrict dividends or other payments from our restricted subsidiaries to us;

•	consolidate, merge or transfer all or substantially all of the assets of us and our restricted subsidiaries taken as a whole;

•	engage in transactions with affiliates; and

•	enter into sale and leaseback transactions.

These covenants are subject to important exceptions and qualifications that are described under the heading “Description of the Notes” in this prospectus.

Use of Proceeds.	We will not receive any proceeds from the exchange of the New Notes for the outstanding Old Notes.

Governing Law.	The New Notes will be, and the indenture is, governed by, and construed in accordance with, the laws of the State of New York.

Trustee, Transfer Agent and Paying Agent.	Wells Fargo Bank, N.A.

Book-Entry Depository.	The Depository Trust Company.

     You should read the “Risk Factors” section beginning on page 8, as well as the other cautionary statements throughout this prospectus, to ensure you understand the risks involved with the exchange of the New Notes for the outstanding Old Notes.

RISK FACTORS

     Before you decide to participate in the exchange offer, you should read the risks, uncertainties and factors that may adversely affect us that are discussed under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this prospectus, as well as the following risk factors.

Risks Related to Tendering Old Notes for New Notes

     You may find it difficult to sell your New Notes because there is no existing trading market for the New Notes.

     You may find it difficult to sell your New Notes because an active trading market for the New Notes may not develop. There is no existing trading market for the New Notes. We do not intend to apply for listing or quotation of the New Notes on any securities exchange, and so we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. Although the initial purchasers have informed us that they intend to make a market in the New Notes, they are not obligated to do so, and any market-making may be discontinued at any time without notice. As a result, the market price of the New Notes, as well as your ability to sell the New Notes, could be adversely affected.

     If an active trading market does not develop for the New Notes, you may be unable to sell the New Notes or to sell them at a price you deem sufficient.

     The New Notes will be new securities for which there is no established trading market. We do not intend to apply for listing of the New Notes on any securities exchange or for quotation through any automated dealer quotation system. Accordingly, no assurance can be given as to the liquidity of, or adequate trading markets for, the New Notes.

     The New Notes are unsecured and will be effectively subordinated to all of our existing and future secured obligations to the extent of the collateral securing such obligations.

     The New Notes and the subsidiary guarantees will be general, unsecured obligations of Carriage and will be effectively subordinated in right of payment to all of our secured debt to the extent of the value of the assets securing such debt. In the event of a bankruptcy or similar proceeding, our assets that serve as collateral under such secured debt would be made available to satisfy the obligations under the secured debt before any payments are made on the notes. As of December 31, 2004, we had preexisting secured debt of approximately $0.3 million related primarily to a previous acquisition and approximately $5.5 million of capitalized lease obligations. In addition, we have the ability to draw up to $35 million in principal amount under our new senior secured credit facility, which was amended on April 26, 2005, and the indenture governing the New Notes permits us to incur additional secured debt. All of the stock of our subsidiaries, all of our working capital assets, and a substantial portion of our property, plant and equipment have been granted as collateral to secure repayment of the new senior secured credit facility.

     If we breach any of the material financial covenants under our various indentures, revolving credit facility or guarantees, our debt service obligations could be accelerated.

     If we or any of our consolidated subsidiaries breach any of the material financial covenants under our various indentures, revolving credit facility or guarantees, our substantial debt service obligations, including the New Notes, could be accelerated. Furthermore, any breach of any of the material financial covenants under our revolving credit facility could result in the acceleration of the indebtedness of all of our subsidiaries. In the event of any such simultaneous acceleration, we would not be able to repay all of our indebtedness.

     The restrictions contained in our various indentures do not limit our ability to issue additional indebtedness.

     We could enter into acquisitions, recapitalizations or other transactions that could increase our outstanding indebtedness. The restrictions contained in our various indentures do not limit our ability to incur such additional indebtedness. However, our senior secured credit facility contains covenants that restrict our ability to incur additional indebtedness. The credit agreement does not absolutely restrict our ability to incur unsecured debt at the parent level. Additionally, under this agreement, we are permitted to pay dividends and repurchase stock, subject to certain conditions. Issuing additional indebtedness could materially impact our business by making it more difficult for us to satisfy our obligations with respect to the New Notes; increasing our vulnerability to general adverse economic and industry conditions; limiting our ability to obtain additional financing; requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which will reduce the amount of our cash flow available for other purposes, including capital expenditures and other general corporate purposes; limiting our flexibility in planning for, or reacting to, changes in our business and our industry; and placing us at a possible competitive disadvantage compared to our competitors that have less debt or the ability to use their cash flows for such purposes as described above.

     We may be unable to repurchase the notes in the event of a change of control.

     Upon the occurrence of certain kinds of change of control events, you will have the right, as a holder of the New Notes, to require us to repurchase all of your New Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. We may not be able to pay you the required price for your New Notes at that time because we may not have available funds to pay the repurchase price. Under our new senior secured credit facility, a change of control is an event of default that would require us to repay all amounts outstanding thereunder. In addition, the terms of our new senior secured credit facility will prevent us from paying you.

     Federal and state fraudulent conveyance laws may permit a court to void the New Notes and the subsidiary guarantees, and, if that occurs, you may not receive any payments on the notes or the subsidiary guarantees.

     The issuance of the New Notes and the subsidiary guarantees may be subject to review under federal and state fraudulent conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration generally will be a fraudulent conveyance if:

•	it was paid with the intent of hindering, delaying or defrauding creditors; or

•	we or any of the subsidiary guarantors received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a subsidiary guarantee, as applicable, and either:

¡	we or the subsidiary guarantor was insolvent or rendered insolvent by reason of the incurrence of the debt;

¡	payment of the consideration left us or the subsidiary guarantor with an unreasonably small amount of capital to carry on the business; or

¡	we or the subsidiary guarantor intended to, or believed that we or it would, incur debts beyond our or its ability to pay the debt.

     If a court were to find that the issuance of the New Notes or a subsidiary guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such subsidiary guarantee or subordinate the New Notes or such subsidiary guarantee to presently existing and future debt, or require the holders of the New Notes to repay any amounts received with respect to the New Notes or such subsidiary guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes, may not have a claim against the subsidiary guarantor and may only be a general unsecured creditor of the company. Further, voiding the New Notes or a subsidiary guarantee could result in an event of default with respect to our other debt that could result in acceleration of that debt.

     The subsidiary guarantees could also be subject to the claim that, because they were incurred for our benefit (and only indirectly for the benefit of the subsidiary guarantors), the obligations of the subsidiary guarantors were incurred for less than reasonably equivalent value or fair consideration. A court could then void a subsidiary guarantor’s obligation under its subsidiary guarantee, subordinate the subsidiary guarantee to other debt of the subsidiary guarantor or take other action detrimental to your interests as a holder of the New Notes.

     We are a holding company and we conduct all of our operations exclusively through our subsidiaries. Our only significant assets are the capital stock of our subsidiaries. If the subsidiary guarantees are unenforceable, your interests would be effectively subordinated to all of our subsidiaries’ debt and other liabilities.

Risk Related to Continuing Ownership of the Old Notes

     If you fail to exchange your outstanding Old Notes for New Notes, you will continue to hold notes subject to transfer restrictions.

     We will only issue New Notes in exchange for outstanding Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding Old Notes and you should carefully follow the instructions on how to tender your Old Notes set forth under “The Exchange Offer — Procedures for Tendering Old Notes” and in the letter of transmittal that accompanies this prospectus. Neither we nor the exchange agent are required to notify you of any defects or irregularities relating to your tender of outstanding Old Notes.

     If you do not exchange your outstanding Old Notes for New Notes in this exchange offer, the outstanding Old Notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding Old Notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the outstanding Old Notes under the Securities Act. If you continue to hold any outstanding Old Notes after this exchange offer is completed, you may have trouble selling them because of these restrictions on transfer.

     The trading market for unexchanged Old Notes could be limited.

     The trading market for unexchanged Old Notes could become significantly more limited after the exchange offer due to the reduction in the amount of Old Notes outstanding upon consummation of the exchange offer. Therefore, if your Old Notes are not exchanged for New Notes in the exchange offer, it may become more difficult for you to sell or otherwise transfer your Old Notes. This reduction in liquidity may in turn reduce the market price, and increase the price volatility, of the Old Notes. There is a risk that an active trading market in the unexchanged Old Notes will not exist, develop or be maintained and we cannot give you any assurances regarding the prices at which the unexchanged Old Notes may trade in the future.

Risks Related to Our Company

     Marketing and sales activities by existing and new competitors could cause us to lose market share and lead to lower revenues and margins.

     We face competition in all of our markets. Most of our competitors are independently owned, and some are relatively recent market entrants. Certain of the recent entrants are individuals who were formerly employed by us or by our competitors and have relationships and name recognition within our markets. As a group, independent competitors tend to be aggressive in distinguishing themselves by their independent ownership, and they promote their independence through advertising, direct mailings and personal contact. Increasing pressures from new market entrants and continued advertising and marketing by competitors in local markets could cause us to lose market share and revenues. In addition, competitors may change the types or mix of products or services offered. These changes may attract customers, causing us to lose market share and revenue as well as to incur costs in response to competition to vary the types or mix of products or services offered by us.

     Price competition could also reduce our market share or cause us to reduce prices to retain or recapture market share, either of which could reduce revenues and margins.

     We have historically experienced price competition primarily from independent funeral home and cemetery operators, and from monument dealers, casket retailers, low-cost funeral providers and other non-traditional providers of services or products. New market entrants tend to attempt to build market share by offering lower cost alternatives. In the past, this price competition has resulted in our losing market share in some markets. In other markets, we have had to reduce prices thereby reducing profit margins in order to retain or recapture market share. Increased price competition in the future could further reduce revenues, profit margins and our backlog.

     Improved performance in our funeral segment is highly dependent upon successful execution of our standards-based Being the Best operating model.

     At the beginning of 2004, we implemented our new standards-based Being the Best operating model to improve and better measure performance in our funeral operations. We developed standards according to nine criteria, each with a different weighting, designed around market share, people, and operational and financial metrics. We also incentivize our location managing partners by giving them the opportunity to earn a fixed percentage of the field-level [net income] based upon the number and weighting of the standards achieved. Our expectation is that, over time, the Being the Best operating model will result in our maintaining or improving field-level margins, market share, customer satisfaction and overall financial performance, but there is no assurance that these goals will be met.

     Our ability to generate preneed sales depends on a number of factors, including sales incentives and local and general economic conditions.

     Declines in preneed sales would reduce our backlog and revenue and could reduce our future market share. On the other hand, a significant increase in preneed sales can have a negative impact on cash flow as a result of commissions and other costs incurred without corresponding revenues.

     As we have localized our preneed sales strategies, we are continuing to refine the mix of service and product offerings in both our funeral and cemetery segments, including changes in our sales commission and incentive structure. These changes could cause us to experience declines in preneed sales in the short-run. In addition, economic conditions at the local or national level could cause declines in preneed sales either as a result of less discretionary income or lower consumer confidence. Declines in preneed cemetery property sales would reduce current revenue, and declines in other preneed sales would reduce our backlog and future revenue and could reduce future market share.

     Preneed sales of cemetery property and funeral and cemetery merchandise and services are generally cash flow negative initially, primarily due to the commissions paid on the sale, the portion of the sales proceeds required to be placed into trust or escrow and the terms of the particular contract such as the size of the down payment required and the length of the contract. As a result, preneed sales reduce cash flow available for other activities, and, to the extent preneed activities are increased, cash flow will be further reduced.

     Earnings from and principal of trust funds and insurance contracts could be reduced by changes in financial markets.

     Earnings and investment gains and losses on trust funds and insurance contracts are affected by financial market conditions that are largely outside our control. Earnings are also affected by the mix of fixed-income and equity securities that we choose to maintain in the funds, and we may not choose the optimal mix for any particular market condition. Declines in earnings from perpetual care trust funds would cause a decline in current revenues, while declines in earnings from other trust funds and insurance contracts could cause a decline in future cash flows and revenues.

     Unrealized gains and losses in the funeral trust funds and cemetery merchandise trust funds have no immediate impact on our revenues, margins, earnings or cash flow, unless the fair market value of the funds were to decline below the estimated costs to deliver the underlying products and services. If that were to occur, we would record a charge to earnings to record the expected loss currently. Over time, gains and losses realized in the funds are allocated to underlying preneed contracts and affect the amount of the trust fund earnings to be recognized when we deliver the underlying product or service. Depending on conditions in the financial markets, the funds may eventually realize losses, and our revenues, margins, earnings and cash flow would be negatively affected by the reduced revenue when we deliver the underlying products and services.

     Our ability to execute our growth strategy is highly dependent upon our ability to successfully identify suitable acquisition candidates and negotiate transactions on favorable terms.

     There has been little acquisition activity by us or the other public companies in the death care industry over the preceding four years, and there is no assurance that we will be able to identify candidates that meet our criteria or that we will be able to reach terms with identified candidates for transactions that are acceptable to us. We intend to apply standards established under our Being the Best operating model in qualifying acquisition candidates, and there is no assurance that we will be successful in doing so or that we will find attractive candidates that satisfy these standards.

     Increased costs may have a negative impact on our earnings and cash flows.

     Cost increases may impair our ability to achieve revenue growth that exceeds our cost increases. Our 2005 plan assumes that we will be successful in increasing revenues at a rate that is greater than the growth in the cost of sales. We can give no assurance that we will be successful in achieving such increases.

     Increases in interest rates would increase interest costs on our variable-rate indebtedness and could have a material adverse effect on our net income.

     As of December 31, 2004, $25.6 million of our indebtedness was subject to variable interest rates, all under our old unsecured credit facility. All of these amounts were repaid in connection with the $130 million offering of the Old Notes. On April 26, 2005, we amended the facility to make it a secured credit facility. Our current senior notes, the Old Notes and the New Notes to be issued in this exchange, are fixed-rate debt instruments, as are the TIDES debentures. Nevertheless, as borrowings under our new senior secured credit facility increase, we will become subject to greater exposure to increases in interest rates, and increases in our interest costs could decrease our net income.

     Covenant restrictions under our debt instruments may limit our flexibility in operating our business.

     The terms of our new senior secured credit facility and the indenture governing the Old Notes and New Notes limit our ability and the ability of our subsidiaries to, among other things:

•	incur additional debt;

•	pay dividends or make distributions or redeem or repurchase stock;

•	make investments;

•	grant liens;

•	make capital expenditures;

•	enter into transactions with affiliates;

•	enter into sale-leaseback transactions;

•	sell assets; and

•	acquire the assets of, or merge or consolidate with, other companies.

     Our new senior secured credit facility requires us to maintain certain financial ratios. Complying with these restrictive covenants and financial ratios, as well as those that may be contained in any future debt agreements, may impair our ability to finance our future operations or capital needs or to take advantage of other favorable business opportunities. They may also limit our ability to pay interest or principal on the New Notes. Our ability to comply with these restrictive covenants and financial ratios will depend on our future performance, which may be affected by events beyond our control. Our failure to comply with any of these covenants or restrictions when they apply will result in a default under the particular debt instrument, which could permit acceleration of the debt under that instrument and, in some cases, the acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions. In the event of an event of default, or in the event of a cross-default or cross-acceleration, we may not have sufficient funds available to make the required payments under our debt instruments. If we are unable to repay amounts owed under the terms of our new senior secured credit facility, the lenders thereunder may be entitled to sell most or substantially all of our assets and the assets of many of our subsidiaries to satisfy our obligations under those agreements. In such event, we may not be able to fully repay the notes, if at all.

Risks Related to the Death Care Industry

     Declines in the number of deaths in our markets can cause a decrease in revenues. Changes in the number of deaths are not predictable from market to market or over the short term.

     Declines in the number of deaths could cause at-need sales of funeral and cemetery services, property and merchandise to decline, which could decrease revenues. Although the United States Bureau of the Census estimates that the number of deaths in the United States will increase through 2010, longer lifespans could reduce the rate of deaths. In addition, changes in the number of deaths can vary among local markets and from quarter to quarter, and variations in the number of deaths in our markets or from quarter to quarter are not predictable. These variations may cause our revenues to fluctuate and our results of operations to lack predictability.

The increasing number of cremations in the United States could cause revenues to decline because we could lose market share to firms specializing in cremations. In addition, direct cremations produce no revenues for cemetery operations and lower funeral revenues.

     Our traditional cemetery and funeral service operations face competition from the increasing number of cremations in the United States. Industry studies indicate that the percentage of cremations has steadily increased and that cremations will represent approximately 35% of the U.S. burial market by the year 2010, compared to approximately 28% in 2002. The trend toward cremation could cause cemeteries and traditional funeral homes to lose market share and revenues to firms specializing in cremations. In addition, direct cremations (with no funeral service, casket, urn, mausoleum niche, columbarium niche or burial) produce no revenues for cemetery operations and lower revenues than traditional funerals and, when delivered at a traditional funeral home, produce lower profit margins as well.

     If we are not able to respond effectively to changing consumer preferences, our market share, revenues and profitability could decrease.

     Future market share, revenues and profits will depend in part on our ability to anticipate, identify and respond to changing consumer preferences. During the last four years, we have implemented new product and service strategies based on results of customer surveys that we conduct on a continuous basis. However, we may not correctly anticipate or identify trends in consumer preferences, or we may identify them later than our competitors do. In addition, any strategies we may implement to address these trends may prove incorrect or ineffective.

     Because the funeral and cemetery businesses are high fixed-cost businesses, changes in revenue can have a disproportionately large effect on cash flow and profits.

     Companies in the funeral home and cemetery business must incur many of the costs of operating and maintaining facilities, land and equipment regardless of the level of sales in any given period. For example, we must pay salaries, utilities, property taxes and maintenance costs on funeral homes and maintain the grounds of cemeteries regardless of the number of funeral services or interments performed. Because we cannot decrease these costs significantly or rapidly when we experience declines in sales, declines in sales can cause margins, profits and cash flow to decline at a greater rate than the decline in revenues.

     Changes or increases in, or failure to comply with, regulations applicable to our business could increase costs or decrease cash flows.

     The death care industry is subject to extensive regulation and licensing requirements under federal, state and local laws. For example, the funeral home industry is regulated by the Federal Trade Commission, which requires funeral homes to take actions designed to protect consumers. State laws impose licensing requirements and regulate preneed sales. Embalming and cremation facilities are subject to stringent environmental and health regulations. Compliance with these regulations is burdensome, and we are always at risk of not complying with the regulations or facing costly and burdensome investigations from regulatory authorities.

     In addition, from time to time, governments and agencies propose to amend or add regulations, which could increase costs or decrease cash flows. For example, federal, state, local and other regulatory agencies have considered and may enact additional legislation or regulations that could affect the death care industry. Several states and regulatory agencies have considered or are considering regulations that could require more liberal refund and cancellation policies for preneed sales of products and services, limit or eliminate our ability to use surety bonding, increase trust requirements and prohibit the common ownership of funeral homes and cemeteries in the same market. If adopted by the regulatory authorities of the jurisdictions in which we operate, these and other possible proposals could have a material adverse effect on us, our financial condition, our results of operations and our future prospects. For additional information regarding the regulation of the death care industry, see “Business — Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2004.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement with the Commission under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the Commission allow us to omit some information included in the registration statement from this prospectus.

     In addition, we file periodic reports, proxy statements and other information with the Commission in accordance with the requirements of the Exchange Act. We make our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and any amendments to such reports available free of charge through our corporate web site at www.carriageservices.com as soon as reasonably practicable after we file any such report with the Commission. Our filings with the Commission also are available to the public over the Internet at the Commission’s web site at www.sec.gov. You may also read and copy any document we file with the Commission at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

     Whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, we will furnish to the holders of notes, upon request, within the time periods specified in the Commission’s rules and regulations:

(1)	all quarterly and annual financial information with respect to the Company and its subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     Any such request should be directed to Carriage Services, Inc., 1900 Saint James Place, 4th Floor, Houston, Texas 77056, Attention: Chief Financial Officer.

     In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clause (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept or does not permit such a filing).

     In addition, the Company agrees that, for so long as any notes remain outstanding, if at any time it is not required to file with the Commission the reports required by the preceding paragraphs, it will furnish to holders of notes and prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

INCORPORATION BY REFERENCE

     We “incorporate by reference” information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the Commission. This important information is not included in or delivered with this prospectus. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus.

     We incorporate by reference the following documents that we filed with the Commission and any filings that we make with the Commission in the future under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding Forms 8-K furnished to the Commission, until this exchange is completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	Current Reports on Form 8-K filed on January 11, 2005, January 12, 2005, January 13, 2005, January 20, 2005, January 28, 2005, February 2, 2005, February 10, 2005, February 15, 2005, February 25, 2005,

March 3, 2005, April 1, 2005, April 19, 2005, and April 20, 2005 (excluding any information furnished pursuant to Item 7.01 or Item 2.02 of any such Current Reports on Form 8-K.

     We also disclose information about us through current reports on Form 8-K that are furnished to the Commission pursuant to Item 2.02 (Results of Operations and Financial Condition) and Item 7.01 (Regulation FD Disclosure) of Form 8-K (formerly Item 12 and Item 9, respectively). This information disclosed in these reports is not considered to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, is not subject to the liabilities of that section and is not incorporated by reference in this prospectus.

     We will provide, without charge, upon written or oral request, a copy of the document incorporated by reference into this offering memorandum. Requests should be directed to: Carriage Services, Inc., 1900 Saint James Place, 4th Floor, Houston, Texas 77056, Attention: Chief Financial Officer.

     To obtain timely delivery of any requested documents, you must request the information no later than five business days before you make your investment decision. Please make any such requests on or before ●.

     We have not authorized anyone to give any information or make any representation that differs from, or adds to, the information in this document or in our documents that are publicly filed with the Commission. Therefore, if anyone does give you different or additional information, you should not rely on it.

     If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

     The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

SELECTED HISTORICAL FINANCIAL INFORMATION

     The following table sets forth selected consolidated financial information for Carriage that has been derived from (a) the audited consolidated financial statements of Carriage as of and for each of the years ended December 31, 2000 through December 31, 2004 and (b) other data for those periods. The operating data includes reclassifications to conform to current period presentations with no impact on net income. The data set forth should be read in conjunction with our consolidated financial statements and accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004. The historical information is not necessarily indicative of the results to be expected in the future.

     Our historical financial data included in the table below as of and for the years ended December 31, 2000 and 2001 are derived from our consolidated financial statements audited by Arthur Andersen LLP, independent public accountants, which has ceased operations. The historical financial data included in the table below as of and for the years ended December 31, 2002, 2003 and 2004 is derived from our consolidated financial statements audited by KPMG LLP, independent registered public accounting firm.

     We adopted FASB Interpretation No. 46, as revised (“FIN 46R”), “Consolidation of Variable Interest Entities an Interpretation of Accounting Research Bulletin (ARB) No. 51” as of March 31, 2004. The adoption of FIN 46R resulted in the consolidation of funeral and cemetery merchandise and service, and perpetual care trusts in our consolidated balance sheet at fair value. We do not consolidate certain funeral trusts for which we do not absorb a majority of their expected losses and, therefore, are not considered a primary beneficiary of these funeral trusts under FIN 46R. The adoption of FIN 46R also resulted in the deconsolidation of Carriage Services Capital Trust, the issuer of TIDES preferred securities. Instead, we now report as a liability the junior subordinated debenture payable to the Trust. Amounts and balances prior to March 31, 2004 have not been restated to reflect the adoption of FIN 46R. The adoption of FIN 46R has not impacted our consolidated statements of operations or cash flows. Certain financial information has been restated from information presented in the Company’s Form 10-K for the year ended December 31, 2003. See notes 2 and 4 of “Notes to Consolidated Financial Statements” included in Carriage’s Annual Report on Form 10-K for the year ended December 31, 2004 and filed with the SEC on March 31, 2005.

     We adopted Statement of Financial Accounting’s Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144) during 2002. The application of that standard resulted in, among other things, the presentation of the revenues and expenses, as well as gains, losses and impairments, from business units sold, discontinued or held for sale in the discontinued operations section of the consolidated statements of operations for all periods presented.

     Carriage, the parent entity, has no independent assets or operations. All assets and operations are held and conducted at the subsidiary level, each of which (except for Carriage Services Capital Trust which is a minor subsidiary with respect to our assets and operations because it is a single purpose entity that holds our debentures issued in connection with our TIDES) have fully and unconditionally guaranteed our obligations under the New Notes in a joint and several manner. Additionally, we do not currently have any significant restrictions on our ability to receive dividends or loans from any subsidiary guarantor under the New Notes. The disclosure in this paragraph is in accordance with Notes to paragraph (f) of Rule 3-10 of Regulation S-X.

     You should read this historical financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Carriage’s consolidated financial statements and notes thereto, included in Carriage’s Annual Report on Form 10-K for the year ended December 31, 2004.

	Year ended December 31,
	2000	2001	2002	2003	2004
	(in thousands, except per share and operating data)
INCOME STATEMENT DATA:
Revenues, net:
Funeral	$122,686	$120,039	$115,100	$112,588	$112,816
Cemetery	34,552	37,245	34,217	34,351	37,390

Total net revenues	157,238	157,284	149,317	146,939	150,206

Gross profit:
Funeral	24,746	30,559	33,407	29,098	29,429
Cemetery	5,630	8,435	8,221	8,521	8,874

Total gross profit	30,376	38,994	41,628	37,619	38,303
General and administrative expenses	10,256	8,698	10,557	10,492	10,665
Special charges and other	102,250	—	871	432	495

Operating income (loss)	(82,130)	30,296	30,200	26,695	27,143
Interest expense	(20,655)	(20,300)	(19,715)	(17,935)	(17,058)
Other income	—	—	865	657	940

Income (loss) before income taxes	(102,785)	9,996	11,350	9,417	11,025
Provision (benefit) for income taxes	(8,382)	1,999	(8,429)	3,519	71

Net income (loss) from continuing operations	(94,404)	7,997	19,779	5,898	10,954
Cumulative effect of the change in accounting, net	(38,993)	—	—	—	—
Income (loss) from discontinued operations	1,400	1,005	499	727	(1,720)

Net income (loss)	(131,996)	9,002	20,278	6,625	9,234
Preferred stock dividends	81	37	—	—	—

Net income (loss) available to common stockholders	$(132,077)	$8,965	$20,278	$6,625	$9,234

Earnings (loss) per share
Basic:
Continuing operations	$(5.88)	$0.48	$1.17	$0.34	$0.62
Cumulative effect of the change in accounting principle	(2.43)	—	—	—	—
Discontinued operations	.08	0.06	0.03	0.04	(0.10)

Basic earnings (loss) per share	$(8.23)	$0.54	$1.20	$0.38	$0.52

Diluted:
Continuing operations	$(5.88)	$0.46	$1.13	$0.33	$0.60
Cumulative effect of the change in accounting principle	(2.43)	—	—	—	—
Discontinued operations	.08	0.05	0.03	0.04	(0.09)

Diluted earnings (loss) per share	$(8.23)	$0.51	$1.16	$0.37	$0.51

Weighted average number of common and common equivalent shares outstanding:
Basic	16,056	16,696	16,973	17,444	17,786

Diluted	16,056	17,492	17,433	17,808	18,260

OPERATING AND FINANCIAL DATA:
Funeral homes at end of period	172	148	144	139	135
Cemeteries at end of period	38	30	30	30	30
Atneed funeral service contracts performed	27,178	24,724	24,071	23,397	22,732
Preneed funeral contracts sold	7,377	5,378	5,455	5,192	4,834
Backlog of preneed funeral contracts	86,710	67,320	59,594	59,872	60,504
Depreciation and amortization	$18,003	$15,716	$9,565	$9,975	$10,830
BALANCE SHEET DATA:
Total assets	$541,651	$552,167	$549,948	$538,917	$565,156
Working capital (deficit)	13,892	(1,006)	(1,598)	(14,285)	4,933
Long-term debt, net of current maturities	176,662	148,508	141,207	105,355	102,714
Convertible junior subordinated debenture (1)	—	—	—	—	93,750
Redeemable convertible preferred stock (TIDES)	91,100	90,058	90,193	90,327	—
Stockholders’ equity	$77,237	$81,578	$98,091	$105,930	$116,438

(1)	When the TIDES were issued in 1999, we reported the securities as a component of temporary equity because they have predominantly equity-like characteristics which are not normally found in debt securities (including traditional subordinated debt). In 2004, we changed that classification to report the securities as subordinated debt in order to comply with a new accounting standard.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2000	2001	2002	2003	2004
Ratio of earnings to fixed charges(1)	—	1.44	1.52	1.48	1.60

(1)	For purposes of computing the ratio of earnings to fixed charges: (i) earnings consist of income before provision for income taxes plus fixed charges (excluding capitalized interest) and (ii) “fixed charges” consist of interest expensed and capitalized, amortization of debt discount and expense relating to indebtedness and the portion of rental expense representative of the interest factor attributable to leases for rental property. There were no dividends paid or accrued on our common stock during the periods presented above. Earnings were inadequate in 2000 by $101,893 to cover fixed charges.

USE OF PROCEEDS

     This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with our issuance of the Old Notes. We received net proceeds of approximately $125.5 million from the issuance of the Old Notes after deducting initial purchasers’ discounts and offering expenses. We used approximately $114.7 million of the net proceeds of the Old Notes to pay in full the principal, accrued but unpaid interest and the “make-whole” payments on our senior notes, to repay all borrowings under our existing unsecured credit facility, and to repay the TIDES deferred interest. We used the remaining net proceeds for general corporate purposes.

     We will not receive any cash proceeds from the issuance of the New Notes. We will exchange outstanding Old Notes for New Notes in like principal amount as contemplated in this prospectus. The terms of the New Notes are identical in all material respects to the existing Old Notes except as otherwise described herein under “Description of the Notes.” The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in a change in our total debt and other financing obligations.

CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 2004 on an actual basis and on an as adjusted basis, which includes the original issuance of $130 million of the Old Notes and our application of the net proceeds therefrom as described above in the section entitled “Use of Proceeds.” The exchange of the Old Notes for the New Notes will not impact our overall total capitalization. This table is unaudited and should be read in conjunction with our consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this prospectus.

	As of
	December 31, 2004
	Actual	As Adjusted
	(in millions)
Senior Debt:
Existing Unsecured Credit Facility	$25.6	$—
Existing Senior Notes	70.5	—
New Senior Notes	—	130.0
Acquisition Debt	8.7	8.7
Capital Leases	5.5	5.5

Total Senior Debt	$110.3	$144.2

Subordinated Debt:
Subordinated Debt to Affiliate	$93.8	$93.8
Deferred Interest	10.9	—

Total Subordinated Debt	$104.7	$93.8

Total Debt	$215.0	$238.0
Total Stockholders’ Equity	116.4	112.2	(1)

Total Capitalization	$331.4	$350.2

(1)	In connection with the early retirement of the senior debt from the proceeds, the Company made a required “make whole” payment of $6.0 million in the form of additional interest and recorded a charge to write off $0.7 million of unamortized loan costs. These charges equal $4.2 million after tax, or $0.22 per diluted share, and will be reported in the first quarter of 2005.

THE EXCHANGE OFFER

Exchange Terms

     Old Notes in an aggregate principal amount of $130,000,000 are currently issued and outstanding. The maximum aggregate principal amount of New Notes that will be issued in exchange for Old Notes is $130,000,000. The terms of the New Notes and the Old Notes are substantially the same in all material respects, except that the New Notes will not contain terms with respect to transfer restrictions, registration rights, and payments of additional interest.

     The New Notes will bear interest at a rate of 7.875% per year, payable semi-annually on January 15 and July 15 of each year, beginning on July 15, 2005. Holders of New Notes will receive interest from the date of the original issuance of the Old Notes or from the date of the last payment of interest on the Old Notes, whichever is later. Holders of New Notes will not receive any interest on Old Notes tendered and accepted for exchange. In order to exchange your Old Notes for New Notes in the exchange offer, you will be required to make the following representations, which are included in the letter of transmittal:

•	the New Notes that you receive will be acquired in the ordinary course of your business;

•	you are not participating, and have no arrangement or understanding with any person or entity to participate, in the distribution of the New Notes;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act, or a broker-dealer tendering Old Notes acquired directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•	if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the New Notes.

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any Old Notes properly tendered in the exchange offer, and the exchange agent will deliver the New Notes promptly after the expiration date of the exchange offer.

     If you tender your Old Notes, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the Old Notes in connection with the exchange offer. We will pay all charges, expenses and transfer taxes in connection with the exchange offer, other than the taxes described below under “— Transfer Taxes.”

     We make no recommendation to you as to whether you should tender or refrain from tendering all or any portion of your existing Old Notes into this exchange offer. In addition, no one has been authorized to make this recommendation. You must make your own decision whether to tender into this exchange offer and, if so, the aggregate amount of Old Notes to tender after reading this prospectus and the letter of transmittal and consulting with your advisors, if any, based on your financial position and requirements.

Expiration Date; Extensions; Termination; Amendments

     The exchange offer expires at 5:00 p.m., New York City time, on ●, unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which we extend the exchange offer.

     We expressly reserve the right, so long as applicable law allows:

•	to delay our acceptance of Old Notes for exchange;

•	to terminate the exchange offer if any of the conditions set forth under “— Conditions of the Exchange Offer” exist;

•	to waive any condition to the exchange offer;

•	to amend any of the terms of the exchange offer; and

•	to extend the expiration date and retain all Old Notes tendered in the exchange offer, subject to your right to withdraw your tendered Old Notes as described under “— Withdrawal of Tenders.”

     Any waiver or amendment to the exchange offer will apply to all Old Notes tendered, regardless of when or in what order the Old Notes were tendered. If the exchange offer is amended in a manner that we think constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

     We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent, followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offer, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to an appropriate news agency.

     In the event we terminate the exchange offer, all Old Notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

     In the event that the exchange offer is withdrawn or otherwise not completed, New Notes will not be given to holders of Old Notes who have validly tendered their Old Notes.

Resale of New Notes

     Based on interpretations of the Commission staff set forth in no action letters issued to third parties, we believe that New Notes issued under the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, if:

•	you are acquiring New Notes in the ordinary course of your business;

•	you are not participating, and have no arrangement or understanding with any person or entity to participate, in the distribution of the New Notes; and

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act; and

•	you are not a broker-dealer who purchased Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

     If you tender Old Notes in the exchange offer with the intention of participating in any manner in a distribution of the New Notes:

•	you cannot rely on those interpretations by the Commission staff, and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

     Only broker-dealers who acquired the Old Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of New Notes.

Acceptance of Old Notes for Exchange

     We will accept for exchange Old Notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us. We will not accept Old Notes for exchange subsequent to the expiration date of the exchange offer. Tenders of Old Notes will be accepted only in denominations of $1,000 and integral multiples thereof.

     We expressly reserve the right, in our sole discretion, to:

•	delay acceptance for exchange of Old Notes tendered under the exchange offer, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders promptly after the termination or withdrawal of a tender offer, or

•	terminate the exchange offer and not accept for exchange any Old Notes not theretofore accepted for exchange, if any of the conditions set forth below under “— Conditions of the Exchange Offer” have not been satisfied or waived by us or in order to comply in whole or in part with any applicable law. In all cases, New Notes will be issued only after timely receipt by the exchange agent of certificates representing Old Notes, or confirmation of book-entry transfer, a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and any other required documents. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered Old Notes, or defectively tendered Old Notes with respect to which we have waived such defect, if, as and when we give oral, confirmed in writing, or written notice to the exchange agent. Promptly after the expiration date, we will deposit the New Notes with the exchange agent, who will act as agent for the tendering holders for the purpose of receiving the New Notes and transmitting them to the holders. The exchange agent will deliver the New Notes to holders of Old Notes accepted for exchange after the exchange agent receives the New Notes.

     If, for any reason, we delay acceptance for exchange of validly tendered Old Notes or we are unable to accept for exchange validly tendered Old Notes, then the exchange agent may, nevertheless, on our behalf, retain tendered Old Notes, without prejudice to our rights described under “— Expiration Date; Extensions; Termination; Amendments”, “— Conditions of the Exchange Offer” and “— Withdrawal of Tenders”, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

     If any tendered Old Notes are not accepted for exchange for any reason, or if certificates are submitted evidencing more Old Notes than those that are tendered, certificates evidencing Old Notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of Old Notes tendered by book-entry transfer into the exchange agent’s account at a book-entry transfer facility under the procedure set forth under “— Procedures for Tendering Old Notes — Book-Entry Transfer”, such Old Notes will be credited to the account maintained at such book-entry transfer facility from which such Old Notes were delivered, unless otherwise requested by such holder under “Special Delivery Instructions” in the letter of transmittal, promptly following the expiration date or the termination of the exchange offer.

     Tendering holders of Old Notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their Old Notes other than as described in “Transfer Taxes” or in Instruction 13 to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer.

Procedures for Tendering Old Notes

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender Old Notes should contact such registered holder promptly and instruct such registered holder to tender Old Notes on such beneficial owner’s behalf.

     Tender of Old Notes Held Through Depository Trust Company

     The exchange agent and Depository Trust Company (DTC) have confirmed that the exchange offer is eligible for the DTC’s automated tender offer program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer Old Notes to the exchange agent in accordance with DTC’s automated tender offer program procedures for transfer. DTC will then send an agent’s message to the exchange agent.

     The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering Old Notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent’s message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent which states that DTC has received an express acknowledgment from the participant in DTC tendering Old Notes that they have received and agree to be bound by the notice of guaranteed delivery.

     Tender of Old Notes Held in Certificated Form

     For a holder to validly tender Old Notes held in certificated form:

•	the exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

•	the exchange agent must receive certificates for tendered Old Notes at such address, or such Old Notes must be transferred pursuant to the procedures for book-entry transfer described below. A confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date of the exchange offer. A holder who desires to tender Old Notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Old Notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

     Letters of Transmittal and Old Notes should be sent only to the exchange agent, and not to us or to DTC.

     The method of delivery of Old Notes, Letters of Transmittal and all other required documents to the exchange agent is at the election and risk of the holder tendering Old Notes. Delivery of such documents will be deemed made only when actually received by the exchange agent. If such delivery is by mail, we suggest that the holder use property insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date of the exchange offer to permit delivery to the exchange agent prior to such date. No alternative, conditional or contingent tenders of Old Notes will be accepted.

     Signature Guarantee

     Signatures on the letter of transmittal must be guaranteed by an eligible institution unless:

•	the letter of transmittal is signed by the registered holder of the Old Notes tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing it as the owner of those Old Notes, or if any Old Notes for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any Old Notes for principal amounts not tendered or not accepted for exchange are to be credited to the participant’s account at the book-entry transfer facility, and neither the “Special Issuance Instructions” nor the “Special Delivery Instructions” box on the letter of transmittal has been completed, or

•	the Old Notes are tendered for the account of an eligible institution.

     An eligible institution is a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or a trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act.

     Book-Entry Transfer

     The exchange agent will seek to establish a new account or utilize an existing account with respect to the Old Notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the owner of the Old Notes may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent’s account. However, although delivery of Old Notes may be effected through book-entry transfer into the exchange agent’s account at DTC, a properly completed and validly executed Letter of Transmittal, or a manually signed facsimile thereof, must be received by the exchange agent at one of its addresses set forth in this prospectus on or prior to the expiration date of the exchange offer, or else the guaranteed delivery procedures described below must be complied with. The confirmation of a book-entry transfer of Old Notes into the exchange agent’s account at DTC is referred to in this prospectus as a “book-entry confirmation.” Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

     Guaranteed Delivery

     If you wish to tender your Old Notes and:

(1)	certificates representing your Old Notes are not lost but are not immediately available,

(2)	time will not permit your letter of transmittal, certificates representing your Old Notes and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer, or

(3)	the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer, you may nevertheless tender if all of the following conditions are complied with:

•	your tender is made by or through an eligible institution; and

•	on or prior to the expiration date of the exchange offer, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus. The notice of guaranteed delivery must:

(a)	set forth your name and address, the registered number(s) of your Old Notes and the principal amount of Old Notes tendered;

(b)	state that the tender is being made thereby;

(c)	guarantee that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the Old Notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent; and

(d)	the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all Old Notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the expiration date.

     Other Matters

     New Notes will be issued in exchange for Old Notes accepted for exchange only after timely receipt by the exchange agent of:

•	certificates for (or a timely book-entry confirmation with respect to) your Old Notes,

•	a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and

•	any other documents required by the letter of transmittal.

     We will determine, in our sole discretion, all questions as to the form of all documents, validity, eligibility, including time of receipt, and acceptance of all tenders of Old Notes. Our determination will be final and binding on all parties. Alternative, conditional or contingent tenders of Old Notes will not be considered valid. We reserve the absolute right to reject any or all tenders of Old Notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes.

     Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

     Any defect or irregularity in connection with tenders of Old Notes must be cured within the time we determine, unless waived by us. We will not consider the tender of Old Notes to have been validly made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent, or any other person will be under any duty to give notice of any defects or irregularities in tenders of Old Notes, or will incur any liability to holders for failure to give any such notice.

Withdrawal of Tenders

     Except as otherwise provided in this prospectus, you may withdraw your tender of Old Notes at any time prior to the expiration date.

     For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at the address set forth on the inside of the back cover of this prospectus, or

•	you must comply with the appropriate procedures of DTC’s automated tender offer program system.

     Any notice of withdrawal must:

•	specify the name of the person who tendered the Old Notes to be withdrawn, and

•	identify the Old Notes to be withdrawn, including the principal amount of the Old Notes.

     If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC.

     We will determine all questions as to validity, form, eligibility and time of receipt of any withdrawal notices. Our determination will be final and binding on all parties. We will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of Old Notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such Old Notes will be credited to an account maintained with DTC for the Old Notes. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Old Notes by following one of the procedures described under “— Procedures for Tendering Old Notes” at any time on or prior to the expiration date.

Conditions of the Exchange Offer

     Notwithstanding any other provisions of the exchange offer, if, on or prior to the expiration date, we determine, in our reasonable judgment, that the exchange offer, or the making of an exchange by a holder of Old Notes, would violate applicable law or any applicable interpretation of the staff of the Commission, we will not be required to accept for exchange, or to exchange, any tendered Old Notes. We may also terminate, waive any conditions to or amend the exchange offer or, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the exchange offer, postpone the acceptance for exchange of tendered Old Notes.

Transfer Taxes

     We will pay all transfer taxes applicable to the transfer and exchange of Old Notes pursuant to the exchange offer. If, however:

•	delivery of the New Notes and/or certificates for Old Notes for principal amounts not exchanged, are to be made to any person other than the record holder of the Old Notes tendered;

•	tendered certificates for Old Notes are recorded in the name of any person other than the person signing any letter of transmittal; or

•	a transfer tax is imposed for any reason other than the transfer and exchange of Old Notes to us or our order,

     the amount of any such transfer taxes, whether imposed on the record holder or any other person, will be payable by the tendering holder prior to the issuance of the New Notes.

Consequences of Failing to Exchange

     If you do not exchange your Old Notes for New Notes in the exchange offer, you will remain subject to the restrictions on transfer of the Old Notes:

•	as set forth in the legend printed on the Old Notes as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise set forth in the offering circular distributed in connection with the private offering of the Old Notes.

     In general, you may not offer or sell the Old Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Old Notes under the Securities Act.

Accounting Treatment

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

Exchange Agent

     Wells Fargo Bank, N.A. has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for Old Notes, letters of transmittal and any other required documents to the exchange agent at the address set forth on the inside of the back cover of this prospectus.

DESCRIPTION OF THE NOTES

     The New Notes will be issued, and the Old Notes were issued, under an indenture dated January 27, 2005 between us, the Guarantors and Wells Fargo Bank, N.A., as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. The exchange agent will provide a copy of the indenture governing the New Notes, at no cost, to any holder who receives this prospectus. To request a copy of this document, you should telephone the exchange agent at the telephone number on the inside of the back cover of this prospectus. We have included at the end of this section a summary of capitalized terms used in this section. Terms used in this section and not otherwise defined in this section have the respective meanings assigned to them in the indenture. In this description, the word “Company” refers only to Carriage Services, Inc. and not to any of its subsidiaries.

General

     The notes:

•	are general unsecured senior obligations of the Company;

•	are equal in right of payment to all existing and future senior Indebtedness of the Company;

•	are effectively subordinate in right of payment to any existing or future secured Indebtedness of the Company, including under our new senior secured credit facility, to the extent of the value of the assets securing such Indebtedness;

•	are senior in right of payment to any existing or future Subordinated Indebtedness of the Company, including the Indebtedness underlying the outstanding Company-obligated mandatorily redeemable convertible preferred securities of Carriage Services Capital Trust (the “TIDES”); and

•	are unconditionally guaranteed on a senior unsecured basis by the Guarantors.

The notes are jointly and severally guaranteed by all of the Company’s present and future Restricted Subsidiaries, other than Carriage Services Capital Trust.

     The Subsidiary Guarantees of the notes:

•	are the general unsecured senior obligations of each Guarantor;

•	are equal in right of payment to all existing and future senior Indebtedness of each Guarantor;

•	are effectively subordinate in right of payment to any existing or future secured Indebtedness of each Guarantor to the extent of the value of the assets securing such Indebtedness; and

•	are senior in right of payment to any existing or future Subordinated Indebtedness of each Guarantor.

     As of the date of this prospectus, the Company and the Guarantors have $237.2 million principal amount of Indebtedness outstanding, of which $5.8 million was secured. The indenture will permit us and the Guarantors to incur additional Indebtedness, including secured Indebtedness.

     As of the date of the indenture, all of our subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Definitions — Unrestricted Subsidiary,” we are permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture. Unrestricted Subsidiaries do not guarantee the notes.

Principal, Maturity and Interest

     The Company initially issued the Old Notes with an aggregate principal amount of $130.0 million (the “Initial Notes”) on the Issue Date. The Company may issue additional notes (“Additional Notes”) from time to time in an unlimited amount, subject to the provisions of the indenture described below under the caption “— Certain

Covenants — Incurrence of Indebtedness.” All notes under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless otherwise provided or the context otherwise requires, for all purposes of the indenture and this “Description of the Notes,” references to the notes include any Additional Notes actually issued.

     The Company issued Old Notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on January 15, 2015.

     Interest on the notes will accrue at the rate of 7.875% per annum and will be payable semiannually in arrears on January 15 and July 15, commencing, in the case of the Initial Notes, on July 15, 2005. The Company will make each interest payment to the holders of record of the notes on the immediately preceding January 1 and July 1.

     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The interest rate on the notes is subject to increase if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under the caption “Exchange Offer; Registration Rights.” All references to interest on the notes shall include any such additional interest that may be payable.

Methods of Receiving Payments on the Notes

     If a holder of any notes has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on those notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the Paying Agent within the City and State of New York unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

We will make all principal, premium and interest payments on each note in global form registered in the name of The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the holder of such global note.

Paying Agent and Registrar for the Notes

The trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

     A holder may transfer or exchange notes in accordance with the indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

     The holder of a note will be treated as the owner of it for all purposes.

Subsidiary Guarantees

     The Guarantors will jointly and severally guarantee the Company’s obligations under the notes on a senior unsecured basis. The obligations of each Guarantor under its Subsidiary Guarantee will be limited in a manner intended to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law, although no assurance can be given that a court would give holders of notes the benefit of such provision. See “Risk Factors — Risks Related to Investing in the Notes”.

     A Guarantor may not consolidate with or merge with or into another Person (other than the Company or another Guarantor) unless:

(1)	immediately after giving effect to that transaction, no Default exists; and

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of that Guarantor pursuant to a supplemental indenture satisfactory to the trustee.

     So long as no Default or Event of Default has occurred and is continuing, the Subsidiary Guarantee of a Guarantor will be released:

(1)	(a) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) or (b) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company and in each case provided that (I) the Company otherwise complies with the terms of the indenture with respect to such transaction and (II) upon completion of such transaction all obligations of such Guarantor with respect to Guarantees of other Indebtedness of the Company and its Restricted Subsidiaries terminate; or

(2)	if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(3)	if the Company effects a Legal Defeasance or Covenant Defeasance as described under “— Legal Defeasance and Covenant Defeasance”.

Optional Redemption

     Prior to January 15, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes (including any Additional Notes) originally issued under the indenture at a redemption price of 107.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with the Net Cash Proceeds of one or more Equity Offerings; provided that

(1)	at least 65% in aggregate principal amount of notes (including any Additional Notes) issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

(2)	the redemption must occur within 90 days of the date of the closing of such Equity Offering.

Except pursuant to the preceding paragraph, the notes will not be redeemable at the Company’s option prior to January 15, 2010.

     On or after January 15, 2010, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2010	103.938%
2011	102.625%
2012	101.313%
2013 and thereafter	100.000%

Selection and Notice

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

     No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Repurchase at the Option of Holders

     Change of Control

     If a Change of Control occurs, unless the Company has exercised its right to redeem the notes as provided under “— Optional Redemption”, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder’s notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase, subject to the right of holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the notes as provided under “— Optional Redemption”, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

     The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

     The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     The Company’s new senior secured credit facility is expected to provide, and the Company’s existing unsecured credit facility currently provides, that certain change of control events with respect to the Company would constitute a default under such facilities. Any future credit agreements or other agreements to which the Company becomes a party may contain similar restrictions and provisions. The occurrence of a Change of Control may result in a default under the new senior secured credit facility or other Indebtedness of the Company and its Subsidiaries, and give the lenders thereunder the right to require the Company to repay obligations outstanding thereunder. The Company’s ability to repurchase notes following a Change of Control also may be limited by the Company’s then existing resources.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries taken as a whole may be uncertain.

     Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (a) cash or Cash Equivalents or (b) assets of the types described in clauses (2) and (3) of the next succeeding paragraph. For purposes of this provision, each of the following shall be deemed to be cash:

(a)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b)	any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 45 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

     Within 365 days after the receipt of any Net Available Proceeds from an Asset Sale, the Company or a Restricted Subsidiary, as applicable, may apply such Net Available Proceeds at its option:

(1)	to permanently repay, prepay, redeem or repurchase (i) Indebtedness that is secured by the assets subject to the Asset Sale, provided such Indebtedness is not Subordinated Indebtedness or (ii) secured Indebtedness under a Credit Facility in each case and cause any related loan commitment to be permanently reduced in an amount equal to the principal amount so repaid, prepaid, redeemed or repurchased;

(2)	to acquire all or substantially all of the assets of, or all of the Voting Stock of, a company principally engaged in a Permitted Business; or

(3)	to acquire other long-term assets that are used or useful in a Permitted Business or make capital expenditures in a Permitted Business.

     Pending the final application of any such Net Available Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Available Proceeds in any manner not prohibited by the indenture.

     Any Net Available Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amounts thereof that are tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Asset Sale Offer.

Certain Covenants

     Restricted Payments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent thereof (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Company or any Guarantor held by persons other than the Company or a Wholly-Owned Restricted Subsidiary of the Company, except a payment of interest or principal at the Stated Maturity thereof; or

(4)	make any Investment other than a Permitted Investment (all such payments and other actions set forth in this clause (4) and clauses (1) through (3) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)	the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness”; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (6), and (7) of the next succeeding paragraph), is less than the sum, without duplication, of

(a)	50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the full fiscal quarter during which the Issue Date falls to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)	100% of the aggregate Net Cash Proceeds received by the Company since the Issue Date from the issue or sale of Equity Interests of the Company (other than Disqualified Stock), other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company and other than an issuance or sale financed directly or indirectly with Indebtedness to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees, plus

(c)	the amount by which Indebtedness issued after the Issue Date is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) of any such Indebtedness convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (plus the amount of any accrued interest then outstanding on such Indebtedness to the extent the obligation to pay such interest is extinguished less the amount of any cash, or the Fair Market Value of any property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or, in the case of a sale financed directly or indirectly with Indebtedness, to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(d)	an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

     The preceding provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

(2)	so long as no Default has occurred and is continuing, the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of,

Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

(3)	so long as no Default has occurred and is continuing, the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness of the Company or any Guarantor with the Net Cash Proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)	so long as no Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employees, former employees, directors or former directors of Company or any of its Restricted Subsidiaries (or heirs, estates or other permitted transferees of such employees or directors) pursuant to any agreements (including employment agreements), management equity subscription agreements or stock option agreements or plans (or amendments thereto), approved by the Board of Directors, under which such individuals purchase or sell or are granted the right to purchase or sell shares of Capital Stock; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period;

(5)	so long as no Default has occurred and is continuing, upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the completion of any required offer to repurchase the notes under the covenants described under “— Repurchase at the Option of Holders — Change of Control” or “— Asset Sales” above (including the purchase of all notes tendered), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Indebtedness required under the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, provided that, in the notice to holders of notes relating to a Change of Control hereunder, the Company shall describe any offer to be made pursuant to this clause (5);

(6)	so long as no Default has occurred and is continuing, regularly scheduled distributions (including amounts due in respect of permitted deferrals thereof) by Carriage Services Capital Trust on its TIDES (and by the Company on the related debentures) in accordance with the terms thereof as in effect on the Issue Date;

(7)	so long as no Default has occurred and is continuing, repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; and

(8)	so long as no Default has occurred and is continuing, Restricted Payments that, when taken together with all Restricted Payments made pursuant to this clause (8), do not exceed $15.0 million.

     The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant shall be evidenced by an Officers’ Certificate to be delivered to the trustee. Not later than five Business Days following the date of the making of any Restricted Payment which, together with any Restricted Payment that has not been reported to the trustee, exceeds $1.0 million, the Company shall deliver to the trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant, were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

     Incurrence of Indebtedness

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.25 to

1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

     So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1)	the incurrence by the Company and any Guarantor of Indebtedness (including letters of credit) under Credit Facilities; provided that the aggregate principal amount of all Indebtedness of the Company and the Guarantors outstanding under all Credit Facilities after giving effect to such incurrence does not exceed $75.0 million (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) less the amount of any Indebtedness under Credit Facilities that is permanently retired with the proceeds of an Asset Sale in accordance with “— Repurchase at the Option of Holders — Asset Sales”;

(2)	the incurrence by the Company and the Guarantors of Indebtedness represented by (a) the Initial Notes and the Subsidiary Guarantees, and (b) any notes issued pursuant to a registration rights agreement in exchange for the Initial Notes and any Additional Notes issued in compliance with the indenture, and any Subsidiary Guarantees related thereto;

(3)	the incurrence of other Indebtedness outstanding on the Issue Date after giving effect to the use of proceeds of the notes;

(4)	the incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company and its Restricted Subsidiaries, in an aggregate principal amount, including all Indebtedness incurred to refund, refinance or replace any such Indebtedness (or refinancings, refundings or replacements thereof), not to exceed $15.0 million at any one time outstanding;

(5)	the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2) or (3) or this clause (5) of this paragraph;

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)	(i) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, and (ii) if a Guarantor is the obligor of such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations of such Guarantor with respect to its Subsidiary Guarantee, and

(b)	(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause;

(7)	the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock, provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

(8)	the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Interest Rate Agreements, Currency Agreements and Commodity Agreements; provided, that such Interest Rate Agreements, Currency Agreements and Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and are entered into for bona fide hedging purposes (and not financing or speculative purposes) of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company);

(9)	any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, guarantee, adjustment of purchase price, holdback, contingency payment obligation based on the performance of the disposed asset or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(10)	any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence; and

(11)	Indebtedness of the Company or any Guarantor in an aggregate principal amount which, when taken together with all Indebtedness of the Company and the Guarantors outstanding on the date of such incurrence other than Indebtedness permitted by clauses (1) through (10) above or in the first paragraph of this covenant, does not exceed $15.0 million.

     The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless made expressly subordinate to the notes or the Subsidiary Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or of such Guarantor, as the case may be.

     For purposes of determining compliance with this “Indebtedness” covenant:

(1)	if an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence (or later reclassify such Indebtedness) in any manner that complies with this covenant, and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2)	Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3)	Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(4)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     Liens

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, to secure (a) any Indebtedness of the Company unless prior to, or contemporaneously therewith, the notes are equally and ratably secured, or (b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantee of such Guarantor is equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the notes or a Subsidiary Guarantee, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the notes or such Subsidiary Guarantee, as the case may be, with the same relative priority as such Indebtedness has with respect to the notes or such Subsidiary Guarantee.

     Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

a)	pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company’s Restricted Subsidiaries, or pay any indebtedness owed to the Company or any of the Company’s Restricted Subsidiaries;

b)	make loans or advances to the Company or any of the Company’s Restricted Subsidiaries; or

c)	transfer any of its properties or assets to the Company or any of the Company’s Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	instruments governing Indebtedness (and guarantees or collateral documents relating thereto) or the TIDES outstanding on the Issue Date;

(2)	any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(3)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

(4)	Permitted Refinancing Indebtedness incurred in respect of Indebtedness described in clauses (1) or (2), provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(5)	restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case pursuant to contracts entered into in the ordinary course of business of the Company and its Restricted Subsidiaries; and

(6)	with respect to clause (c) of the preceding paragraph only, any of the following encumbrances or restrictions:

(a)	customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(b)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired;

(c)	Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption “— Liens” that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(d)	customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale;

(e)	customary restrictions on the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract; and

(f)	customary restrictions on the disposition or distribution of assets or property in joint venture agreements or other agreements that are customary in a Permitted Business and entered into in the ordinary course of business of the Company and its Restricted Subsidiaries.

     Merger, Consolidation or Sale of Assets

     The Company may not: (1) consolidate or merge with or into another Person; or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1)	either:

(a)	the Company is the surviving corporation; or

(b)	the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation existing under the laws of the United States, any state thereof or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction no Default shall have occurred and be continuing;

(4)	the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness;” and

(5)	the Company has delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the indenture.

The provisions of clause (4) above shall not apply with respect to a merger or consolidation of any Guarantor with or into the Company or another Guarantor.

     For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

     Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained at the time of such transaction in arm’s-length dealings by the Company or such Restricted Subsidiary with a Person who is not an Affiliate; and

(2)	the Company delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a written opinion that such Affiliate Transaction is fair, from a financial point of view, to the Company and its Restricted Subsidiaries, taken as a whole, issued by an accounting, appraisal or investment banking firm of national standing that is not an Affiliate of the Company.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

(2)	transactions between or among (a) the Company and one or more of its Restricted Subsidiaries or (b) two or more Restricted Subsidiaries of the Company;

(3)	Restricted Payments (other than any Permitted Investment) that are made in accordance with the provisions described above under the caption “— Restricted Payments”;

(4)	indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by bylaw or statutory provisions;

(5)	the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Subsidiary; and

(6)	the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement identified in the Indenture to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date of the indenture, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the notes than the terms of the agreements in effect on the Issue Date.

     Limitation on Sale/Leaseback Transactions

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

(1)	the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the Fair Market Value of the property subject to such transaction;

(2)	the Company or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt in respect of such Sale/Leaseback Transaction pursuant to the covenant described under “— Incurrence of Indebtedness;”

(3)	the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the notes or any Subsidiary Guarantee of such Restricted Subsidiary by the covenant described under “— Liens;” and

(4)	the Sale/Leaseback Transaction is treated as an Asset Sale and all of the conditions of the indenture described under “— Repurchase at the Option of Holders — Asset Sales” (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/ Leaseback Transaction as Net Available Proceeds for purposes of such covenant.

     Additional Subsidiary Guarantees

     If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, then that newly acquired or created Restricted Subsidiary must become a Guarantor by executing a supplemental indenture in the form specified in the indenture within 10 Business Days of the date on which it was acquired or created.

     Business Activities

     The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business.

     Reports

     Whether or not required by the Commission, so long as any notes are outstanding, the Company will furnish to the trustee and the holders of notes, within the time periods specified in the Commission’s rules and regulations:

(1)	all quarterly and annual financial information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clause (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept or does not permit such a filing).

     In addition, the Company agrees that, for so long as any notes remain outstanding, if at any time it is not required to file with the Commission the reports required by the preceding paragraphs, it will furnish to holders of notes and prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Payments for Consent

     Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default and Remedies

     Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the notes;

(2)	default in payment when due of the principal of or premium, if any, on the notes;

(3)	failure by the Company to comply with the provisions described under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” or “— Repurchase at the Option of Holders — Change of Control” or “— Asset Sales;”

(4)	failure by the Company to comply for 30 days after notice with the provisions described under “— Certain Covenants” (other than “— Certain Covenants — Merger, Consolidation or Sale of Assets”);

(5)	failure by the Company for 60 days after notice to comply with any of its other agreements in the indenture;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(7)	failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(8)	the Subsidiary Guarantees of any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the indenture, shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor or Guarantors, shall deny or disaffirm their respective obligations under their Subsidiary Guarantees; and

(9)	certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

A Default under clauses (4) or (5) above will not constitute an Event of Default unless either the trustee or holders of at least 25% in principal amount of the outstanding notes give notice to the Company of the Default and such Default is not cured within the time periods specified in such clauses after receipt of such notice.

     In the case of an Event of Default under clause (9) above, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the notes because an Event of Default described in clause (6) under “Events of Default” has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the Default or Payment Default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default (except a Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

     The holders of a majority in principal amount of the outstanding notes may waive all past Defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

     The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due from the trust referred to below;

(2)	the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the Company’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to terminate its obligations under “— Repurchase at the Option of Holders — Change of Control” and “— Asset Sales” and under the covenants described under “— Certain Covenants” (other than the covenant described under “— Merger, Consolidation or Sale of Assets”), the operation of the Events of Default specified in clauses (4), (6), (7) (8) or (9) (with respect only to Significant Subsidiaries) under “— Events of Default and Remedies” above and the limitations contained in clause (4) of the first paragraph under “— Certain Covenants — Merger, Consolidation or Sale of Assets” above (“Covenant Defeasance”).

     The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of the Covenant Defeasance option. If the Company exercises its Legal Defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its Covenant Defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clauses (4), (6), (7) (8) or (9) (with respect only to Significant Subsidiaries) under “— Events of Default and Remedies” above or because of the failure of the Company to comply with clause (4) of the first paragraph under “— Certain Covenants — Merger, Consolidation or Sale of Assets” above. If the Company exercises its Legal Defeasance or Covenant

Defeasance option, each Guarantor will be released from its obligations with respect to its Subsidiary Guarantee and any security for the notes (other than the trust) will be released.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to Stated Maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Company shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Company shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)	the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally

(7)	the Company must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(8)	the Company must deliver to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

     (1) either:

(a)	all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the trustee for cancellation, or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(3)	the Company or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

(4)	the Company has delivered an Officers’ Certificate and an Opinion of Counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

     Subject to certain exceptions, the indenture or the notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past Default or compliance with any provisions of the indenture may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the Stated Maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes or change the time at which any note may be redeemed or repurchased, including as may be required under “— Repurchase at the Option of Holders — Change of Control” or “— Asset Sales” (whether through amendment or waiver of provisions in the covenants, definitions or otherwise);

(3)	reduce the rate of or change the time for payment of interest on any note;

(4)	waive a Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

(7)	modify any Subsidiary Guarantee in any matter adverse to holder of the notes or release any Subsidiary Guarantee other than in accordance with the indenture;

(8)	make any change in the ranking of the notes or the Subsidiary Guarantees in a manner adverse to the holders of the notes or the Subsidiary Guarantees; or

(9)	make any change in the preceding amendment, supplement and waiver provisions.

     Notwithstanding the preceding, without the consent of any holder of notes, the Company, the Guarantors and the trustee may amend or supplement the indenture or the notes:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of the Company’s or a Guarantor’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s properties or assets in compliance with the indenture;

(4)	to add or release Guarantors in compliance with the indenture;

(5)	to secure the notes or the Subsidiary Guarantees;

(6)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not materially adversely affect the legal rights under the indenture of any such holder; or

(7)	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Concerning the Trustee

     Wells Fargo Bank, N.A. will serve as trustee under the indenture governing the notes. Wells Fargo Bank currently is a lender under our existing unsecured credit facility and may participate in our new senior secured credit facility.

     If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

     The indenture, the notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

     Anyone who receives this offering memorandum may obtain a copy of the forms of indenture and registration rights agreement without charge by writing to Carriage Services, Inc., 1900 Saint James Place, 4th Floor, Houston, Texas 77056, Attention: Corporate Secretary.

Certain Definitions

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control for such purpose. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets, including, without limitation, by means of a Sale/Leaseback Transaction, provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control”, and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant; and

(2)	the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)	any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

(2)	a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)	a disposition of Cash Equivalents in the ordinary course of business;

(5)	the sale or lease of equipment, inventory (including cemetery plots or crypts) or other assets in the ordinary course of business;

(6)	a Restricted Payment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments”;

(7)	the creation or perfection of a Lien permitted by the indenture; and

(8)	any sale of assets that are purchased by the Company or any Restricted Subsidiary thereof after the Issue Date as part of an acquisition of a group of funeral homes or cemeteries or other assets that are part of a Permitted Business and then sold (other than to an Affiliate of the Company) no later than 90 days after such acquisition in a transaction in which the Company or such Restricted Subsidiary receives consideration at least equal to the Fair Market Value of such assets and the proceeds of which are used to repay Indebtedness (other than Subordinated Indebtedness) incurred to acquire such assets.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Beneficial Owner” has the meaning assigned to such term in Rule l3d-3 and Rule l3d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section

13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability of Person in respect of a capital lease that would at that time be required to be capitalized on a balance sheet of such Person in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3)	certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and demand deposits, trust accounts, time deposits and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250 million and a Thompson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and in each case maturing within 270 days after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

“Commodity Agreement” means any commodity hedging agreement and other agreement or arrangement designed to protect the Company or a Restricted Subsidiary against fluctuations in commodity prices.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with aspect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such amounts were deducted in computing such Consolidated Net Income; minus

(4)	non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

     in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, amortization, impairment and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated EBITDA of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, for any period, the consolidated Net Income of the Company and its Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)	any Net Income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

(a)	subject to the limitations contained in clauses (3) and (4) below, the Company’s equity in the Net Income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)	the Company’s equity in a net loss of any such Person (other than an unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)	any Net Income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)	subject to the limitations contained in clauses (3) and (4) below, the Company’s equity in the Net Income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)	the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)	Net Income or loss of any Person for any period prior to the acquisition of such Person by the Company or a Restricted Subsidiary, or the Net Income or loss of any Person who succeeds to the obligations of the Company under the indenture for any period prior to such succession; and

(4)	the cumulative effect of a change in accounting principles.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the Issue Date; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Facilities” means, with respect to the Company or any Guarantor, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit.

“Currency Agreements” means, at any time as to the Company and its Restricted Subsidiaries, any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage the Company or any of its Restricted Subsidiaries’ exposure to fluctuations in foreign currency exchange rates.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

“Equity Interests” mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any underwritten public offering for cash of Equity Interests (other than Disqualified Stock) of the Company registered under the Securities Act (other than on Form S-8 or any successor thereto) or any private placement for cash of Equity Interests (other than Disqualified Stock) other than to an Affiliate of the Company, in each case other than any issuance of securities under any benefit plan of the Company or a Restricted Subsidiary.

“Fair Market Value” means, with respect to any Asset Sale or Restricted Payment or other item, the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of the Company if such value is less than $5.0 million; provided, however, if the value of such Asset Sale or Restricted Payment or other item is $5.0 million or greater, such determination shall be made in good faith by the Board of Directors of the Company; and provided further if the value of such Asset Sale or Restricted Payment or other item is $10.0 million or greater, such determination shall be made by an accounting, appraisal or investment banking firm of national standing that is not an Affiliate of the Company.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems, repurchases or repays any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption, repurchase or repayment of Indebtedness, or such issuance, repurchase or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2)	the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements; plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	the product of:

(a)	all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times

(b)	a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

For purposes of the foregoing, distributions paid or accrued on the TIDES that are outstanding on the Issue Date shall be deemed to be covered by clause (1) above and not clause (4) above.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect as of the Issue Date. All ratios and calculations under the indenture based on GAAP measures shall be computed in conformity with GAAP.

“Guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any other obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment therefor to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means each Subsidiary that executes the indenture as an initial Guarantor, any Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of the indenture and their respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Currency Agreements, Interest Rate Agreements and Commodity Agreements.

“holder” means a person in whose name a note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, without duplication:

(a)	all obligations of such Person, whether or not contingent, in respect of:

(i)	the principal component of indebtedness for borrowed money;

(ii)	the principal component of indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(iii)	bankers’ acceptances;

(iv)	Capital Lease Obligations; and

(v)	the balance deferred and unpaid of the purchase price of any property due more than six months after the date of acquisition thereof, except any such balance that constitutes a trade payable;

(b)	all net obligations in respect of Hedging Obligations;

(c)	all liabilities of others of the kind described in the preceding clause (a) or (b) that such Person has Guaranteed or that are otherwise its legal responsibility;

(d)	Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of

(i)	the full amount of such obligations so secured and

(ii)	the Fair Market Value of such asset;

(e)	Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; and

(f)	Attributable Debt in respect of a Sale/Leaseback Transaction.

“Interest Rate Agreements” means, with respect to the Company and its Restricted Subsidiaries, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates with respect to any floating rate Indebtedness that is permitted to be incurred under the indenture.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

“Issue Date” means January 27, 2005.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Net Available Proceeds” means the aggregate cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries as proceeds in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication:

(1)	the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and any relocation expenses incurred as a result thereof;

(2)	taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3)	amounts required to be applied to the permanent repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; and

(4)	any reserve established in accordance with GAAP against liabilities associated with such Asset Sale or any amount place in escrow for adjustment in respect of the purchase price of such Asset Sale, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Available Proceeds shall be increased by the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Net Cash Proceeds,” with respect to any issuance or sale of Equity Interests, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Income” means, with respect to any Person, the consolidated net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender with respect to such Indebtedness; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

For purposes of determining compliance with the covenant described under “— Certain Covenants — Incurrence of Indebtedness” above, in the event that any Non-Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

“Permitted Business” means any business conducted or proposed to be conducted (as described in this offering memorandum relating to the issuance of the Initial Notes) by the Company and its Restricted Subsidiaries on the Issue Date and any other business reasonably related, ancillary, complementary or incidental thereto or reasonable extensions or expansions thereof.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;

(5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8) Hedging Obligations, which transactions or obligations are incurred in the ordinary course of business in compliance with “— Certain Covenants — Incurrence of Indebtedness;”

(9) Investment funds received by the Company and its Restricted Subsidiaries in the ordinary course of business, which funds are held in trust for the benefit of others by the Company or such Restricted Subsidiary, as the case may be, in or by any perpetual care trust, merchandise trust, pre-need trust, preconstruction trust or other trust arrangements established by the Company or any of its Restricted Subsidiaries or their predecessors in accordance with applicable laws, regulations and interpretations; and

(10) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) since the Issue Date, not to exceed $10.0 million.

“Permitted Liens” means:

(1) Liens on any property or assets of the Company and any Guarantor securing Indebtedness under Credit Facilities incurred in accordance with, and subject to the limits of, clause (1) of the second paragraph under “— Certain Covenants — Incurrence of Indebtedness”;

(2) Liens in favor of the Company or the Guarantors;

(3) Liens on any property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and not incurred in contemplation thereof and do not extend to any property or assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4) Liens on any property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property or assets of the Company or the Restricted Subsidiary;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens existing on the Issue Date;

(7) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(8) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured as permitted by the indenture, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(9) Liens securing Hedging Obligations of the Company or any of its Restricted Subsidiaries, which transactions or obligations are incurred in the ordinary course of business for bona fide hedging purposes (and not financing or speculative purposes) of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company);

(10) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) under the second paragraph under “— Certain Covenants — Incurrence of Indebtedness;” provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement; and

(11) other Liens incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with respect to Indebtedness in an aggregate principal amount, together with all Indebtedness incurred to refund, refinance or replace such Indebtedness (or refinancings, refundings or replacements thereof), that does not exceed $5.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of, plus premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2) (a) if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is earlier than the final maturity date of the notes, the Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded, or

(b) if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is later than the final maturity date of the notes, the Permitted Refinancing Indebtedness has a final maturity date at least 91 days later than the final maturity date of the notes;

(3) the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or a Subsidiary Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or such Subsidiary Guarantee on terms at least as favorable, taken as a whole, to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(5) such Indebtedness is not incurred by a Restricted Subsidiary (other than a Guarantor) if the Company or a Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the notes, such Guarantee shall be subordinated to such Restricted Subsidiary’s Subsidiary Guarantee to at least the same extent.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary thereof transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company (or a Guarantor) that is subordinated or junior in right of payment to the notes (or a Subsidiary Guarantee, as appropriate) pursuant to a written agreement to that effect.

“Subsidiary” means any subsidiary of the Company. A “subsidiary” of any Person means:

(1) a corporation, limited liability company or similar entity a majority of whose Voting Stock is at the time, directly or indirectly owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person; or

(2) a partnership, joint venture, or similar entity in which such Person or a subsidiary of such Person is, at the date of determination, in the case of a partnership, a general or limited partner of such partnership, and, in the case of each of the foregoing entities, is entitled to receive more than 50 percent of the assets of such entity upon its dissolution.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the notes.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; and

(5) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair

Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments” or represent Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness,” the Company shall be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without reference to the occurrence of any contingency) to vote in the election of the Board of Directors (or similar governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more other Wholly-Owned Restricted Subsidiaries of such Person.

Paying Agent and Registrar for the Notes

     The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

Transfer and Exchange

     A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture.

     The registered holder of a note will be treated as its owner for all purposes.

Notices

     Notices to holders of the notes will be given by mail to the addresses of such holders as they appear in the security register.

Concerning the Trustee

     Wells Fargo Bank, N.A. is the trustee under the indenture.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States Federal Income Tax Consequences relating to exchanging Old Notes for New Notes and owning and disposing of New Notes. This discussion is not a complete discussion of all the potential tax consequences that may be relevant to you. This discussion is based upon the Internal Revenue Code of 1986, as amended (the Code), its legislative history, existing and proposed regulations thereunder, published rulings, and court decisions, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the Internal Revenue Service or an opinion of counsel with respect to the statements made herein concerning the notes, and we cannot assure you that the Internal Revenue Service will agree with such statements. Except as otherwise stated in this discussion, this discussion deals only with notes held as a capital asset by a holder who is a United States Person and purchased the Old Notes upon original issuance at their original issue price. A “United States Person” is:

•	an individual citizen or resident of the United States or any political subdivision thereof;

•	a corporation, or a partnership or other entity that is treated as a corporation or partnership for United States federal income tax purposes, that is created or organized in the United States or under the laws of the United States or of any state thereof including the District of Columbia;

•	an estate whose income is subject to United States federal income taxation regardless of its source; or

•	a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust or it was in existence on August 19, 1996, and has elected to be treated as a United States Person.

     Your tax treatment may vary depending on your particular situation. This summary does not address all of the tax consequences that may be relevant to holders that are subject to special tax treatment, such as:

•	dealers in securities or currencies;

•	financial institutions;

•	tax-exempt investors;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons liable for alternative minimum tax;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	persons holding notes as part of a hedging, conversion, integrated or constructive sale transaction or a straddle;

•	United States Persons whose functional currency is not the United States dollar; or

•	partnerships or other pass-through entities or investors in such entities.

     If a partnership holds notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding notes should consult their own tax advisors.

     This summary addresses United States federal income tax consequences only. It does not address consequences under the tax laws of any state, local or foreign jurisdiction. We urge you to consult your own tax advisors regarding the particular United States federal tax consequences of exchanging, holding and disposing of notes, as well as any tax consequences that may arise under the laws of any relevant foreign, state, local, or other taxing jurisdiction or under any applicable tax treaty.

United States Persons

     Receipt of New Notes

     Your exchange of Old Notes for New Notes under the exchange offer will not constitute a taxable exchange of the Old Notes. As a result:

•	you will not recognize taxable gain or loss when you receive New Notes in exchange for Old Notes;

•	your holding period in the New Notes will include your holding period in the Old Notes; and

•	your basis in the New Notes will equal your adjusted basis in the Old Notes at the time of the exchange.

     Payments of Interest

     Interest paid on the New Notes generally will be taxable to you as ordinary interest income at the time payments are accrued or received in accordance with your regular method of accounting for United States federal income tax purposes.

     In certain circumstances we may be obligated to pay amounts in excess of stated interest or principal on the notes. According to United States Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a United States Person recognizes if there is only a remote chance as of the date the notes were issued that such payments will be made. We believe that the likelihood that we will be obligated to make any such payments is remote. Therefore, we do not intend to treat the potential payment of a premium pursuant to the change of control provisions as part of the yield to maturity of any notes. Our determination that these contingencies are remote is binding on a United States Person unless such holder discloses its contrary position in the manner required by applicable Unites States Treasury Regulations. The IRS, however, may take a different position, which could affect the amount and timing of income that a United States Person must recognize.

     We have the option to repurchase the notes under certain circumstances at a premium to the issue price. Under special rules governing this type of unconditional option, because the exercise of the option would increase the yield on the notes, we will be deemed not to exercise the option, and the possibility of this redemption premium will not affect the amount of income recognized by holders in advance of receipt of any such redemption premium.

     Sale or Other Taxable Disposition of New Notes

     You generally will recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a New Note. The amount of your gain or loss will equal the difference between the total amount of cash (other than amounts attributable to accrued interest, if any) plus the fair market value of all other property you receive minus your adjusted tax basis in the New Note. Your adjusted tax basis in a New Note generally will equal the price you paid for the Old Note that you exchanged for the New Note reduced by any payments of principal received and increased by any accrued unpaid interest that you have already included in gross income.

     Your gain or loss will generally be a long-term capital gain or loss if your holding period in the New Note is more than one year. Otherwise, it will be a short-term capital gain or loss. The maximum federal long-term capital gain rate is 15% for non-corporate United States Persons. The deductibility of capital losses by United States Persons is subject to limitations. Payments attributable to accrued qualified stated interest that you have not yet included in income will be taxed as ordinary interest income.

Non-United States Persons

     The following discussion applies to Non-United States Persons. You are a “Non-United States Person” if you are not a United States Person. Special rules may apply to you if you are a controlled foreign corporation, a corporation that accumulates earnings to avoid United States federal income tax or, in certain circumstances, a United States expatriate. Such persons should consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

     Receipt of New Notes

     Your exchange of Old Notes for New Notes under the exchange offer will not constitute a taxable exchange of the Old Notes, and the consequences of the exchange to you will be the same as those of a United States Person described above under the heading “— Unites States Persons; Receipt of New Notes.”

     Payments of Interest

     Interest that we pay to you on the New Notes will not be subject to United States federal income tax and withholding of United States federal income tax will not be required on interest payments if you:

•	do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

•	are not a controlled foreign corporation with respect to which we are a related person;

•	are not a bank whose receipt of interest is described in Section 881(c)(3)(A) of the Code; and

•	you certify to us, our payment agent, or the person who would otherwise be required to withhold United States tax, on Form W-8BEN (or applicable substitute form), under penalties of perjury, that you are not a United States person and provide your name and address.

If you do not satisfy the preceding requirements, interest payments made to you on a New Note will generally be subject to United States withholding tax at a flat rate of 30% (or a lower applicable treaty rate) unless you provide us with a properly executed:

•	IRS Form W-8BEN claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI stating that the interest paid is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

     If you are engaged in a trade or business in the United States, and if interest on a New Note is effectively connected with the conduct of that trade or business (or in the case of an applicable tax treaty, is attributable to a permanent establishment maintained by you in the United States), you will be exempt from United States withholding tax but will be subject to regular United States federal income tax on the interest in the same manner as if you were a United States person. See “— United States Persons; Payments of Interest.” In addition to regular United States federal income tax, if you are a foreign corporation, you may be subject to a United States branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with your conduct of a trade or business in the United States including earnings from the notes.

     Sale or Other Taxable Disposition of New Notes

     You generally will not be subject to United States federal income tax with respect to gain ___on a sale, redemption, exchange or other disposition of a New Note unless:

•	the gain is effectively connected with the conduct by you of a trade or business within the United States, or, under an applicable tax treaty, is attributable to a permanent establishment maintained by you in the United States; or

•	if you are an individual, you are present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met.

     Applicable Tax Treaties

     You should consult with your own tax advisor as to any applicable income tax treaties that may provide for a lower rate of withholding tax, exemption from, or a reduction of, branch profits tax, or other rules different from the general rules under United States federal income tax laws.

Information Reporting and Backup Withholding

     United States Persons

     In general, information reporting requirements may apply to payments made to you and to the proceeds of a disposition of the notes, unless you are an exempt recipient such as a corporation. Backup withholding (currently at a rate of 28% of each payment) may apply if you fail to supply an accurate taxpayer identification number or otherwise fail to comply with applicable United States information reporting or certification requirements. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

     Non-United States Persons

     Backup withholding and information reporting will not apply to payments of principal or interest on the notes by us or our paying agent to you if you certify as to your status as a Non-United States Person under penalties of perjury or otherwise establish an exemption (provided that neither we nor our paying agent has actual knowledge that you are a United States person or that the conditions of any other exemptions are not in fact satisfied).

     The payment of the proceeds from the disposition of notes to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless you provide the certification described above or otherwise establish an exemption. The proceeds of a disposition effected outside the United States by you of notes to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if that broker is a United States Person, a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless that broker has documentary evidence in its files of your status as a Non-United States Person and has no actual knowledge to the contrary or unless you otherwise establish an exemption.

     You should consult your tax advisors regarding the application of information reporting and backup withholding to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to you under the backup withholding rules will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided you furnish the required information to the Internal Revenue Service.

ERISA CONSIDERATIONS

     If you intend to use plan assets to exchange for any of the New Notes offered by this prospectus, you should consult with counsel on the potential consequences of your investment under the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the prohibited transaction provisions of ERISA. If you intend to use governmental or church plan assets to exchange for any of the New Notes, you should consult with counsel on the potential consequences of your investment under similar provisions applicable under laws governing governmental and church plans.

     The following summary is based on the provisions of ERISA and the Code and related guidance in effect as of the date of this prospectus. This summary does not attempt to be a complete summary of these considerations. Future legislation, court decisions, administrative regulations or other guidance may change the requirements summarized in this section. Any of these changes could be made retroactively and could apply to transactions entered into before the change is enacted.

Fiduciary Responsibilities

     ERISA imposes requirements on (1) employee benefit plans subject to ERISA, (2) entities whose underlying assets include employee benefit plan assets, for example, collective investment funds and insurance company general accounts, and (3) fiduciaries of employee benefit plans. Under ERISA, fiduciaries generally include persons who exercise discretionary authority or control over plan assets. Before investing any employee benefit plan assets in any note offered in connection with this prospectus, you should determine whether the investment:

(1)	is permitted under the plan document and other instruments governing the plan; and

(2)	is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the notes.

     You should consider all factors and circumstances of a particular investment in the notes, including, for example, the risk factors discussed in the section of this prospectus entitled “Risk Factors” and the fact that in the future there may not be a market in which you will be able to sell or otherwise dispose of your interest in the notes.

     We are not making any representation that the sale of any notes to a plan meets the fiduciary requirements for investment by plans generally or any particular plan or that such an investment is appropriate for plans generally or any particular plan.

Prohibited Transactions

     ERISA and the Code prohibit a wide range of transactions involving (1) employee benefit plans and arrangements subject to ERISA and/or the Code, and (2) persons who have specified relationships to the plans. These persons are called “parties in interest” under ERISA and “disqualified persons” under the Code. The transactions prohibited by ERISA and the Code are called “prohibited transactions.” If you are a party in interest or disqualified person who engages in a prohibited transaction, you may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. As a result, if you are considering using plan assets to invest in any of the notes offered for sale in connection with this prospectus, you should consider whether the investment might be a prohibited transaction under ERISA and/or the Code.

     Prohibited transactions may arise, for example, if the notes are acquired by a plan with respect to which we, or any of our affiliates, are a party in interest or a disqualified person. Exemptions from the prohibited transaction provisions of ERISA and the Code may apply depending in part on the type of plan fiduciary making the decision to acquire a note and the circumstances under which such decision is made. Some of these exemptions include:

(1)	Prohibited transaction class exemption or “PTCE” exemptions 75-1 (relating to specified transactions involving employee benefit plans and broker-dealers, reporting dealers and banks).

(2)	PTCE 84-14 (relating to specified transactions directed by independent qualified professional asset managers);

(3)	PTCE 90-1 (relating to specified transactions involving insurance company pooled separate accounts);

(4)	PTCE 91-38 (relating to specified transactions by bank collective investment funds);

(5)	PTCE 95-60 (relating to specified transactions involving insurance company general accounts); and

(6)	PTCE 96-23 (relating to specified transactions directed by in-house asset managers);

     These exemptions do not, however, provide relief from the self-dealing prohibitions under ERISA and the Code. In addition, there is no assurance that any of these class exemptions or other exemptions will be available with respect to any particular transaction involving the notes.

Treatment of Notes as Debt Instruments

     Some transactions involving our operations could give rise to prohibited transactions under ERISA and the Code if our assets were deemed to be plan assets. Pursuant to Department of Labor Regulations Section 2510.3-101 (which we refer to as the “plan assets regulations”), in general, when a plan acquires an “equity interest” in an entity such as Service Corporation International, the plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless exceptions set forth in the plan assets regulations apply.

     In general, an “equity interest” is defined under the plan assets regulations as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is very little published authority concerning the application of this definition, we believe that the notes should be treated as debt rather than equity interest under the plan assets regulations because the notes (1) should be treated as indebtedness under applicable local law and debt, rather than equity, for United States tax purposes and (2) should not be deemed to have any “substantial equity features.” However, no assurance can be given that the notes will be treated as debt for purposes of ERISA. If the notes were to be treated as an equity interest under the plan assets regulations, the purchase of the notes using plan assets could cause our assets to become subject to the fiduciary and prohibited transaction provisions of ERISA and the Code unless investment in the notes by “benefit plan investors” is not “significant,” as determined under the plan assets regulations. Generally speaking, equity participation by benefit plan investors is significant on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any equity class in the entity is held by benefit plan investors. We cannot assure you that the criteria for this exception will be satisfied at any particular time and no monitoring or other measures will be taken to determine whether such criteria are met. This means that, if the notes are treated as equity interests under the plan asset regulations and investment in the notes by benefit plan investors is significant, our assets could be treated as plan assets subject to ERISA and a non-exempt prohibited transaction could arise in connection with our operating activities.

     Any insurance company proposing to invest assets of its general account in the notes should consider the implications of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which, in some circumstances, treats such general account as including the assets of a plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA, as interpreted by regulations proposed by the Department of Labor.

Government and Church Plans

     Governmental plans and some church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transactions provisions of ERISA or the Code, may be subject to state or other federal laws that are very similar to the provisions of ERISA and the Code. If you are a fiduciary of a governmental or church plan, you should consult with counsel before purchasing any notes offered for sale in connection with this prospectus.

Foreign Indicia of Ownership

     ERISA also prohibits plan fiduciaries from maintaining the indicia of ownership of any plan assets outside the jurisdiction of the United States district courts except in specified cases. Before investing in any note offered for sale in connection with this prospectus, you should consider whether the acquisition, holding or disposition of a note would satisfy such indicia of ownership rules.

Representations and Warranties

     If you acquire or accept a note offered in connection with this prospectus, you and any subsequent transferee will be deemed to have represented and warranted that either:

(1)	you have not used plan assets to acquire such note;

(2)	your acquisition and holding of a note (A) is exempt from the prohibited transaction restrictions of ERISA and the Code under one or more prohibited transaction class exemptions or does not constitute a prohibited transaction under ERISA and the Code, and (B) meets the fiduciary requirements of ERISA; or

(3)	if you use plan assets to acquire such note and you are not otherwise subject to ERISA, such acquisition is in compliance with the applicable laws governing such plan.

GLOBAL SECURITIES; BOOK-ENTRY SYSTEM

The Global Securities

     The notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form (the global securities) which will be registered in the name of Cede & Co., as nominee of DTC and deposited on behalf of purchasers of the notes represented thereby with a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC.

     We expect that pursuant to procedures established by DTC (a) upon deposit of the global securities, DTC or its custodian will credit on its internal system portions of the global securities which will contain the corresponding respective amount of the global securities to the respective accounts of persons who have accounts with such depositary and (b) ownership of the notes will be shown on, and the transfer of ownership thereof will be affected only through, records maintained by DTC or its nominee (with respect to interests of participants (as defined below) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the global securities will be limited to persons who have accounts with DTC (the participants) or persons who hold interests through participants. Noteholders may hold their interests in a global security directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC or its nominee is the registered owner or holder of any of the notes, DTC or such nominee will be considered the sole owner or holder of such notes represented by such global securities for all purposes under the indenture and under the notes represented thereby. No beneficial owner of an interest in the global securities will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the indenture and, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

Certain Book-Entry Procedures for the Global Securities

     The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of the respective settlement systems and are subject to change by them from time to time. Investors are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised us that it is:

•	a limited-purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934.

     DTC was created to hold securities for its participants (collectively, the participants) and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the indirect participants) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The rules applicable to DTC and its participants are on file with the Commission.

     The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer beneficial interests in notes represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical security in respect of that interest.

     So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the notes represented by that global security for all purposes of the notes and the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have the notes represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of certificated securities, and will not be considered the owners or holders of the notes represented by that beneficial interest under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. To facilitate subsequent transfers, all global securities that are deposited with, or on behalf of, DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. We understand that DTC has no knowledge of the actual beneficial owners of the securities. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the Indenture or that global security. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of that global security, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders.

     Conveyance of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants and by its direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants of DTC to whose accounts the securities are credited on the applicable record date, which are identified in a listing attached to the omnibus proxy.

     Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

     Payments with respect to the principal of and premium, if any, and interest on a global security will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global security under the Indenture. Under the terms of the Indenture, we and the trustee may treat the persons in whose names the notes, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global security. It is our understanding that DTC’s practice is to credit direct its participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date. Payments by the participants and the indirect participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC, us or the trustee, subject to statutory or regulatory requirements in effect at the time. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global securities or for maintaining, supervising or reviewing any records relating to those beneficial interests.

     Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, those crossmarket transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

     Although we understand that DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     DTC, Euroclear or Clearstream may discontinue providing its services as securities depositary with respect to the global securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, if a successor securities depositary is not obtained, certificates for the securities are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, certificates for the securities will be printed and delivered.

     We have provided the foregoing information with respect to DTC to the financial community for information purposes only. We obtained the information in this section and elsewhere in this prospectus concerning DTC, Euroclear and Clearstream and their respective book-entry systems from sources that we believe are reliable. Although we expect DTC, Euroclear or Clearstream and their participants to follow the foregoing procedures in order to facilitate transfers of interests in global securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

EXCHANGE OFFER AND REGISTRATION RIGHTS

     In connection with the issuance of the Old Notes, we entered into a registration rights agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (collectively, the “Initial Purchasers”). The following summary of selected provisions of the registration rights agreement is not complete and is subject to all the provisions of the registration rights agreement. Copies of the registration rights agreement are available from us upon request as described under “Where You Can Find More Information.”

     Pursuant to the registration rights agreement, we agreed to file with the Commission this exchange offer registration statement with respect to a registered offer to exchange the Old Notes for New Notes, which have terms identical to the Old Notes in all material respects except that such notes will not contain terms with respect to transfer restrictions, registration rights and payment of additional interest. Upon the effectiveness of this exchange offer registration statement, pursuant to the exchange offer we will offer to the holders of the transfer restricted Old Notes who are able to make certain representations, the opportunity to exchange their transfer restricted Old Notes for New Notes. If, upon consummation of the exchange offer, the initial purchasers hold notes acquired by them as part of the Old Notes’ initial distribution, we, simultaneously with the delivery of the New Notes pursuant to the exchange offer, will issue and deliver to the initial purchasers, in a private exchange for the notes held by the initial purchasers, a like principal amount of our New Notes issued under the indenture and identical in all material respects to the New Notes issued in the exchange offer, except such notes issued in the private exchange shall include restrictions on transfer under the Securities Act and the securities laws of the several states of the United States.

     If:

•	because of any changes in law, Commission rules or regulations or applicable interpretations by the staff of the Commission, we are not permitted to effect the exchange offer;

•	for any other reason the exchange offer registration statement, of which this prospectus is a part, is not declared effective within 180 days following the original issuance of the Old Notes, or the exchange offer is not consummated within 210 days after the original issuance of the Old Notes;

•	upon the request of any of the Initial Purchasers; or

•	a holder of the Old Notes is not permitted to participate in the exchange offer or does not receive fully tradeable New Notes pursuant to the exchange offer;

     we will:

•	as promptly as practicable, file with the Commission, and use our best efforts to cause to be declared effective as promptly as practicable but not later than 210 days after the original issuance of the Old Notes, a shelf registration statement relating to the offer and sale of the New Notes; and

•	use our best efforts to keep the shelf registration statement continuously effective for a period of two years from the date the shelf registration statement is declared effective, or for such shorter period that will terminate when all of the New Notes covered by the shelf registration statement have been sold or cease to be outstanding or otherwise registrable securities within the meaning of the registration rights agreement.

     If we file a shelf registration statement, we will notify you when the shelf registration statement has become effective and take other actions that are required to permit unrestricted resales of the Old Notes. If you sell Old Notes under the shelf registration statement, you will be:

•	required to deliver information to be used in connection with the shelf registration statement;

•	required to be named as a selling securityholder in the related prospectus;

•	required to deliver a prospectus to purchasers;

•	subject to certain of the civil liability provisions under the Securities Act in connection with the sales; and

•	bound by some of the provisions of the registration rights agreement, including those regarding indemnification rights and obligations.

     For purposes of the registration rights agreement, “registrable securities” means the notes, provided, however, that the notes shall cease to be registrable securities when (1) a registration statement with respect to such notes has been declared effective and such notes have been disposed of pursuant to the registration statement, (2) such notes have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A), (3) such notes have ceased to be outstanding or (4) the exchange offer is consummated.

     The registration rights agreement also provides that we will:

•	file this exchange offer registration statement with the Commission not later than 90 days following the closing of the offering of the Old Notes;

•	use our best efforts to have this exchange offer registration statement declared effective under the Securities Act within 180 days of the closing of the offering of the Old Notes;

•	use our best efforts to keep this exchange offer registration statement effective until the closing of the exchange offer; and

•	use our best efforts to cause the exchange to be consummated not later than 210 days following the closing of the offering of the Old Notes.

     Promptly after this exchange offer registration statement has been declared effective, we will offer the registered New Notes in exchange for surrender of the Old Notes. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to holders. Interest will accrue on each registered New Notes from the last interest payment date on which we paid interest on the Old Notes tendered in the exchange offer, or if we have not paid interest on the tendered Old Notes, from the date of original issuance of the note.

     If:

•	we do not file with the Commission the exchange offer registration statement on or prior to the 90th day following the original issuance of the Old Notes;

•	the Commission does not declare the exchange offer registration statement effective on or prior to the 180th day following the original issuance of the Old Notes;

•	we do not consummate the exchange offer on or prior to the 210th day following the original issuance of the Old Notes; or

•	we have filed, but the Commission has not declared effective, the shelf registration statement on or prior to the 210th day following the original issuance of the Old Notes;

(each, a “Registration Default”) then additional interest will accrue on the Old Notes at an amount equal to 0.25% per annum of the principal amount of transfer restricted securities held by such holder for the first 90 day period immediately following the occurrence of each Registration Default, and such annual rate will increase by an additional 0.25% with respect to each subsequent 90-day period, increasing to a maximum of 1.00% per annum, from and including the date on which any such Registration Default occurs. Following the cure of all Registration Defaults, the accrual of additional interest will cease.

     Holders of Old Notes will be required to make certain representations to us, as described in the registration rights agreement, in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement and will be named as a selling security holder in such shelf registration statement in order to have their Old Notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth above. Any holders, other than the initial purchasers, who are eligible to participate in the exchange offer but fail to, or elect not to, participate therein will continue to hold transfer restricted Old Notes. The transfer restricted Old Notes will remain outstanding and will continue to accrue interest, but holders of transfer restricted Old Notes will have no further rights to exchange their transfer restricted Old Notes or have such securities registered under the registration rights agreement.

PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the Commission set forth in no action letters issued to third parties, we believe that you may transfer New Notes issued under the exchange offer in exchange for Old Notes unless you are:

•	our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	a broker-dealer that acquired Old Notes directly from us; or

•	a broker-dealer that acquired Old Notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act;

provided that you acquire the New Notes in the ordinary course of your business and you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the New Notes. Broker-dealers receiving New Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of the New Notes.

     To date, the staff of the Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the Old Notes, with the prospectus contained in the exchange offer registration statement.

     Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. In addition, until ●, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the notes (including any broker-dealers) against specified liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

     The validity and enforceability of the notes offered hereby will be passed upon for Carriage Services, Inc. by Thompson & Knight LLP, Houston, Texas.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Our annual consolidated financial statements as of and for the three year period ended December 31, 2004, incorporated in this prospectus by reference to Carriage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report (which refers to certain accounting policy changes) incorporated by reference herein.

Part II — Items Not Included in Prospectus

Item 20. Indemnification of Directors and Officers

     The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the organizational documents of each registrant guarantor.

Indemnification of Directors and Officers of Carriage Services, Inc.

     Our certificate of incorporation provides that, to the extent permitted under the Delaware General Corporation Law (the “DGCL”), our directors shall not be personally liable for monetary damages. Our bylaws provide that we shall indemnify our officers and directors, and, if desired, our employees and agents, to the extent permitted under the DGCL.

     Section 145 of the DGCL, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. We maintain policies insuring our and our subsidiaries’ officers and directors against specified liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

     Our bylaws provide, in substance, that directors and officers, as well as employees and agents if desired, shall be indemnified to the extent permitted by Section 145 of the Delaware General Corporation Law. Additionally, our certificate of incorporation, as amended, eliminates in specified circumstances the monetary liability of our directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

•	for a breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions by the director not in good faith;

•	for acts or omissions by a director involving intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law, which relates to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law; and

•	for transactions from which the director derived an improper personal benefit.

     We have entered into indemnification agreements with each of our officers and directors. The agreements provide for reimbursement of all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with a threatened, pending or completed proceeding (other than a proceeding by or in the right of the Company) to which he is a party if the indemnitee is determined to have acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to proceedings by or in the right of the Company, the agreements provide for reimbursement of all expenses actually and reasonably incurred by the indemnitee in connection with a threatened, pending or completed proceeding to which he is a party if the indemnitee is determined to have acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, except that the indemnitee shall not be indemnified if he is adjudged to be liable to the Company unless determined upon application by a court of competent jurisdiction that the indemnitee is fairly and reasonably entitled to indemnification of expenses.

Indemnification of Directors and Officers of Registrant Guarantors

Delaware Registrant Guarantors

     Carriage Funeral Holdings, Inc., CFS Funeral Holdings, Inc., Carriage Holding Company, Inc., Carriage Internet Strategies, Inc., Carriage Investments, Inc., Carriage Life Events, Inc., Carriage Merger I, Inc., Carriage Merger II, Inc., Carriage Merger III, Inc., Carriage Merger IV, Inc., each a Delaware corporation (each a “Delaware Corporate Subsidiary”).

     The indemnification provisions of the DGCL described in “Indemnification of Directors and Officers of Carriage Services, Inc.” above also relate to the directors and officers of each Delaware Corporate Subsidiary.

     The bylaws of each Delaware Corporate Subsidiary contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the DGCL, as amended. In addition, the bylaws of each Delaware Corporate Subsidiary specifically authorize each corporation to purchase and maintain insurance to protect itself and its directors and officers against any expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under its bylaws.

     The certificate of incorporation of each Delaware Corporate Subsidiary contains provisions eliminating a director’s personal liability for monetary damages for breach of fiduciary duty as a director, except in circumstances involving: (i) a breach of a director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) the unlawful payment of dividends or stock purchase or redemption, or (iv) transactions from which a director derived an improper personal benefit.

     Carriage Team California (Cemetery), LLC, Carriage Team California (Funeral), LLC, Carriage Team Florida (Cemetery), LLC, Carriage Team Florida (Funeral), LLC, Carriage Services of Ohio, LLC, Carriage Team Kansas, LLC, each a Delaware limited liability company (each a “Delaware LLC Subsidiary”).

     Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”), provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     The limited liability company agreement of each Delaware LLC Subsidiary contains indemnification provisions that provide for the indemnification of its managers, and authorize the indemnification of its officers, to the fullest extent permitted by the DLLCA, as amended. Each limited liability company agreement expressly acknowledges that such indemnification could involve indemnification for negligence or under theories of strict liability. In addition, the limited liability company agreement of each Delaware LLC Subsidiary specifically authorizes the company to purchase and maintain insurance to protect itself and its managers and officers against any expense, liability or loss, whether or not the company would have the power to indemnify such persons against such expense, liability or loss under its limited liability company agreement.

     The certificate of formation of each Delaware LLC Subsidiary provides that, to the fullest extent permitted by Delaware law, a manager of the company shall not be liable to the company or its members for monetary damages for an act or omission in such manager’s capacity as a manager.

California Registrant Guarantors

     Wilson & Kratzer Mortuaries (“WKM”), Rolling Hills Memorial Park (“RHMP”), Carriage Funeral Services of California, Inc., Carriage Cemetery Services of California, Inc., Cochrane’s Chapel of the Roses, Inc., Horizon Cremation Society, Inc., each a California corporation (each a “California Subsidiary”).

     Section 317 of the California Corporations Code (“CCC”) provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The decision to indemnify a person could be made by a majority of the directors who are nor involved in the proceeding, or if such quorum is not obtainable, by approval from independent counsel in a written legal opinion, or by the court in which the proceeding is or was pending. Section 317 of the CCC also provides for certain number of votes in case of stockholder approval of indemnification and excludes the vote of the potentially indemnified person.

     Section 317 of the CCC is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise.

     Neither the bylaws or articles or incorporation of the California Subsidiaries, other than WKM, contain provisions regarding the indemnification of directors and officers. The bylaws of WKM contain indemnification provisions providing for the indemnification of its officers and directors to the fullest extent permitted by the CCC.

     The articles of incorporation of each California Subsidiary, other than RHMP, provide that the liability of its directors for monetary damages shall eliminated to the fullest extent permitted by California law.

Connecticut Registrant Guarantor

     Carriage Services of Connecticut, Inc., a Connecticut corporation (the “Connecticut Subsidiary”).

     Section 33-756 of the Business Corporation Act of the State of Connecticut (the “CBCA”), provides that a director is not liable for action taken as a director, or any failure to take any action, if (1) he acted in good faith, (2) he acted with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (3) in a manner he reasonably believes to be in the best interests of the corporation.

     Section 33-772 of the CBCA provides that a corporation shall indemnify a director or an officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 33-771 of the CBCA further provides that a corporation incorporated prior to January 1, 1997 shall, except to the extent that the certificate of incorporation expressly provides otherwise, indemnify any director, officer, employee or agent who is made a party to any proceeding, other than an action by or in the right of the corporation or any proceeding with respect to which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity, against liability incurred in the proceeding if (1) he conducted himself in good faith, and (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation, and (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his or her conduct was unlawful.

     In the case of a proceeding by or in the right of the corporation, section 33-771 of the CBCA provides that a corporation may not indemnify a director except for reasonable expenses incurred in connection with the proceeding if it is determined that the director (1) conducted himself in good faith, and (2) reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation, and

     (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Termination of a proceeding by judgment, order, settlement or conviction or a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct required by the CBCA.

     Section 33-777 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation, or who, while a director, officer, employee or agent of the corporation serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity, or arising from his status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify or advance expenses to him against the same liabilities under the CBCA.

     Neither the bylaws or certificate of incorporation of the Connecticut Subsidiary contain provisions regarding the indemnification of directors and officers or limitations on the liability of directors.

Idaho Registrant Guarantor

     Carriage Cemetery Services of Idaho, Inc., an Idaho corporation (the “Idaho Subsidiary”).

     Sections 851-859 of Title 30, Chapter 1 of the Idaho Code provide that a corporation may indemnify any individual who is a party to a proceeding because he is a director, as long as such individual conducted himself in good faith and reasonably believed that his conduct in his official capacity was in the best interest of the corporation, or in all other cases, his conduct was not opposed to the best interests of the corporation, or (in the case of criminal proceedings) he had no reasonable cause to believe his conduct was unlawful. Unless ordered by a court, an Idaho corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred, if it is determined that the director has met the relevant standard of conduct as outlined in the preceding sentence, or in connection with a proceeding with respect to which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity. An Idaho corporation may indemnify an officer to the same extent as a director, and if the person seeking indemnification is an officer and not a director, he or she may be indemnified to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for (a) liability in connection with proceeding by or in the right of the corporation other than for reasonable expenses incurred in the proceeding, (b) liability arising out of conduct that constitutes improper receipt of financial benefit, intentional infliction of harm to the corporation or the shareholders, or intentional violation of criminal law.

     The bylaws of the Idaho Subsidiary expressly adopt Title 30 of the Idaho Code.

Kentucky Registrant Guarantors

     Carriage Funeral Services of Kentucky, Inc. (“CFSK”), Barnett, Demrow & Ernst, Inc., each a Kentucky corporation (each a “Kentucky Subsidiary”).

     Sections 271B.8-500 through 271B.8-580 of the Kentucky Revised Statutes (the “KRS”) govern indemnification of corporate directors and officers. Under the KRS, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (included attorneys’ fees) in connection with any threatened or pending suit or proceeding, whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another entity, if such director or officer acted in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the corporation, the his conduct was in the corporation’s best interest, and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest, and, (c) in case of criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A Kentucky corporation may not indemnify a director in a suit by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The KRS provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

     The certificate of incorporation of CFSK provides that, to the fullest extent permitted by Kentucky law, a director of the company shall not be liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director of the company. The bylaws of each Kentucky Subsidiary do not contain indemnification provisions.

Maryland Registrant Guarantor

     Hubbard Funeral Home, Inc., a Maryland corporation (the “Maryland Subsidiary”).

     Section 2-418 of the Maryland General Corporation Law (“MGCL”) permits indemnification of any officer or director made a party to any proceeding by reason of service as an officer or director unless it is established that: (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may be against judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by the director or officer in connection with the proceeding; but, if the proceeding is one by, or in the right of, the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. If the proceeding is one charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, indemnification of the director or officer is not permitted if the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. Under section 2-418 of the MGCL, the corporation is required to indemnify a director for reasonable expenses incurred if such individual has been successful, on the merits or otherwise, in defense of any proceeding arising out of such individual’s official capacity. Indemnification under the provisions of Maryland law is not deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, bylaws, any resolution of stockholders or directors, any agreement or otherwise.

     The bylaws of the Maryland Subsidiary contain provisions providing for the indemnification of officers and directors if the officer or director acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, the bylaws specifically authorize the corporation to purchase and maintain insurance to protect itself and its directors and officers against any expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under the MGCL.

Massachusetts Registrant Guarantors

     CSI Funeral Services of Massachusetts, Inc., Forastiere Family Funeral Service, Inc., Carriage Insurance Agency of Massachusetts, Inc., each a Massachusetts corporation (each a “Massachusetts Subsidiary”).

     Section 67 of the Massachusetts Business Corporation Act (“MBCA”) provides that directors and officers of a corporation may be indemnified by the corporation to the extent authorized by its articles of organization, its bylaws, or the vote by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the officer or director to repay such payment if he is adjudicated to be not entitled to indemnification. Such indemnification may be provided although the person to be indemnified is no longer an officer or director of the corporation. Under the MBCA, no indemnification shall be provided for an officer or director with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     The MBCA authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     The articles of organization of each Massachusetts Subsidiary contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the MBCA. In addition, the articles of organization of each Massachusetts Subsidiary provide that, to the fullest extent permitted by the MBCA, a director of the company shall not be liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director of the company.

Michigan Registrant Guarantor

Carriage Funeral Services of Michigan, Inc., a Michigan corporation (the “Michigan Subsidiary”).

     Section 450.1561 of the Michigan Business Corporation Act (“MBCA”) provides that a Michigan corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including an action by or in the right of the corporation to procure judgment in its favor, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the corporation, indemnification may only be made for expenses, including attorney’s fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred. Section 450.1563 of the MBCA states that, to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or other in defense of an action, suit, or proceeding, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys’ fee, incurred by him or her in connection with the action, suit or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this section. The MBCA allows Michigan corporations to purchase and maintain insurance on behalf of any of the persons described above, whether or not the corporation would have the power to indemnify such persons.

     The certificate of incorporation and bylaws of the Michigan Subsidiary contain provisions eliminating a director’s personal liability for monetary damages for breach of fiduciary duty as a director, except in circumstances involving: (i) a breach of a director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) the unlawful payment of dividends or stock purchase or redemption, or (iv) transactions from which a director derived an improper personal benefit.

     The bylaws of the Michigan Subsidiary contain provisions providing for the indemnification of officers and directors if the officer or director (i) acted in good faith, (ii) acted in a manner he or she reasonably believed to be in the best interest of the corporation or its shareholders, and (iii) submits a written claim for indemnification. In addition, the bylaws specifically authorize the corporation to purchase and maintain insurance to protect itself and its directors and officers against any expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under its bylaws or the MGCL.

Nevada Registrant Guarantor

     Carriage Services of Nevada, Inc., Carriage Municipal Cemetery Services of Nevada, Inc., each a Nevada corporation (each a “Nevada Subsidiary”).

     Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify directors or officers who were, are, or are threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative, by reason of the person’s being or having been an officer or director of the corporation or serving in certain capacities at the request of the corporation. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Neither the bylaws or articles of incorporation of the Nevada Subsidiaries contain provisions regarding the indemnification of directors and officers or limitations on the liability of directors.

New Mexico Registrant Guarantor

     Carriage Services of New Mexico, Inc., a New Mexico corporation (the “New Mexico Subsidiary”).

     Section 53-11-4.1 of the New Mexico Business Corporation Act empowers a corporation to indemnify any officer or director against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, if the person acted in good faith and (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the best interest of the corporation, and (b) in all other cases, the person’s conduct was at least not opposed to the corporation’s best interest, and (c) with respect to a criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful. Such section empowers a corporation to maintain insurance or furnish similar protection on behalf of any officer of director against any liability asserted against the person in such capacity whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above. The indemnification provisions described above are not exclusive of any other rights to which an officer of director may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise.

     Neither the bylaws or articles of incorporation of the New Mexico Subsidiary contain provisions regarding the indemnification of directors and officers or limitations on the liability of directors.

Ohio Registrant Guarantor

     CHC Insurance Agency of Ohio, Inc., an Ohio corporation (the “Ohio Subsidiary”).

     Section 1701.13(E)(1) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, against expenses and liability reasonably incurred by the director or officer in connection with such proceeding if the director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that this conduct was unlawful. In connection with any threatened, pending, or completed proceeding, by or in the right of the corporation to procure a judgment in its favor, no indemnification shall be made (subject to certain exceptions) if: (a) such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless and only to the extent that the court in which the proceeding was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper; or (b) the only liability asserted against a director in a proceeding is for the director voting for or assenting to the following: the payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation’s own shares in violation of Ohio law or the corporation’s articles of incorporation; a distribution of assets to shareholders during the winding up of the affairs of the corporation, or on dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment; or the making of a loan, other than in the usual course of business, to an officer, director or shareholder of the corporation other than in the case of at the time of the making of the loan, a majority of the disinterested directors of the corporation voted for the loan and taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation.

     The regulations of the Ohio Subsidiary contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by Ohio law. In addition, the regulations specifically authorize the corporation to purchase and maintain insurance to protect itself and its directors and officers against any expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under its regulations.

Oklahoma Registrant Guarantor

     Carriage Services of Oklahoma, L.L.C., an Oklahoma limited liability company (the “Oklahoma Subsidiary”).

     Section 2017 of the Oklahoma Limited Liability Company Act (“OLLCA”) provides that the articles of organization or operating agreement of a limited liability company may provide for the indemnification of members or managers of the company. Under the OLLCA, the articles of organization or operating agreement may also eliminate or limit the liability of a member or manager for monetary damages for breach of fiduciary duty, except in circumstances involving (i) a manager’s breach of the duty of loyalty to the company or its members, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, or (iii) any transaction from which the manager derived an improper personal benefit.

     The operating agreement of the Oklahoma Subsidiary contains indemnification provisions that provide for the indemnification of its managers and officers to the fullest extent permitted by the OLLCA. In addition, the operating agreement specifically authorizes the company to purchase and maintain insurance to protect itself and its managers and officers against any expense, liability or loss, whether or not the company would have the power to indemnify such persons against such expense, liability or loss under its operating agreement.

Texas Registrant Guarantors

     Carriage Cemetery Services, Inc., a Texas corporation (“CCSI”).

     Article 2.02-1 of the Texas Business Corporation Act (“TBCA”) provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with or in defending any action, suit or proceeding in which he was, is, or is threatened to be made a named defendant by reason of his position as director or officer, provided that (1) he conducted himself in good faith; and (2) he reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation’s best interests; and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests, and (3) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

     The bylaws of CCSI contain indemnification provisions providing for the indemnification of directors only if it is determined that the director (i) conducted himself in good faith, (ii) reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation’s best interests; and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests, and

     (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. If a director is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory. The bylaws also provide that a court may order the indemnification of a director if the court, upon application of the director, determines that such director is fairly and reasonably entitled to indemnification in view of the relevant circumstances. An officer of the corporation may be indemnified to the same extent as a director who is successful in a proceeding or who applies to a court for indemnification. The bylaws specifically authorize the corporation to purchase and maintain insurance to protect itself and its directors and officers against any expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under its bylaws or the TBCA.

     The articles of incorporation of CCSI provide that, to the fullest extent permitted by Texas law, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director of the corporation.

     Carriage Management, L.P., a Texas limited partnership (“CMLP”).

     Section 11.02 of the Texas Revised Limited Partnership Act (“TRLPA”) provides that a limited partnership may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a general partner of a limited partnership, and it is determined that the person (i) acted in good faith, (ii) reasonably believed, in cases regarding the person’s conduct in the official capacity of general partner, that such conduct was in the best interest of the partnership, and in all other cases, that the person’s conduct was at least not opposed to the partnership’s best interests, and (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe that the conduct was unlawful. Pursuant to Section 11.17 of the TRLPA, a limited partnership may further indemnify and advance expenses to a limited partner, employee, agent, or person serving at the request of the limited partnership as a representative of another enterprise, if so provided by the partnership agreement.

     The agreement of limited partnership of CMLP contains indemnification provisions that provide for the indemnification of its partners and officers to the fullest extent permitted by the TRLPA, as amended. In addition, the agreement of limited partnership specifically authorizes the partnership to purchase and maintain insurance to protect itself and its partners and officers against any expense, liability or loss, whether or not the partnership would have the power to indemnify such persons against such expense, liability or loss under its agreement of limited partnership.

Item 21. Exhibits and Financial Statement Schedules

     (a) Exhibits.

Exhibit
Number	Description

*1.1	Purchase Agreement dated as of January 20, 2005 among Carriage Services, Inc., the Guarantors named therein and the Initial Purchasers named therein.

Exhibit
Number	Description

4.1	Indenture dated as of January 27, 2005 among Carriage Services, Inc., the Guarantors named therein, and Wells Fargo Bank, National Association, as trustee. Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 2, 2005.

4.2	Registration Rights Agreement dated as of January 27, 2005 among Carriage Services, Inc., the Guarantors named therein and the Initial Purchasers named therein. Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 2, 2005.

*5.1	Opinion of Thompson & Knight LLP.

*12.1	Computation of Ratio of Earnings to Fixed Charges.

*23.1	Consent of KPMG LLP.

*23.2	Consent of Thompson & Knight LLP (included in Exhibit 5.1).

*25.1	Statement of Eligibility of Trustee on Form T-1.

*99.1	Form of Letter of Transmittal (with accompanying Substitute Form W-9 and related Guidelines).

*99.2	Form of Notice of Guaranteed Delivery.

*99.3	Form of Letter to The Depository Trust Company Participants.

*99.4	Form of Letter to Clients (with form of Instructions to The Depository Trust Company Participant).

*99.5	Form of Exchange Agent Agreement.

*	Filed herewith.

Item 22. Undertakings

     (A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) The undersigned Registrant hereby undertakes:

(1)	To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (D) The undersigned Registrant hereby undertakes:

(1)	That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (E) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (F) The undersigned Registrant hereby undertakes:

(1)	To respond to requests for information that is incorporated by reference in the prospectus pursuant to Item 4, 10(b), 11, 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(2)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

CARRIAGE SERVICES, INC.
By:	/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Services, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	April 27, 2005
Melvin C. Payne

/s/ Joseph Saporito	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 27, 2005
Joseph Saporito

/s/ Ronald A. Erickson	Director	April 27, 2005
Ronald A. Erickson

/s/ Stuart W. Stedman	Director	April 27, 2005
Stuart W. Stedman

/s/ Vincent D. Foster	Director	April 27, 2005
Vincent D. Foster

/s/ Joe R. Davis	Director	April 27, 2005
Joe R. Davis

/s/ Mark F. Wilson	Director	April 27, 2005
Mark F. Wilson

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Funeral Holdings, Inc.

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Funeral Holdings, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

CFS Funeral Services, Inc.

/s/ Joseph Saporito

Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of CFS Funeral Services, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Holding Company, Inc.

/s/ Joseph Saporito

Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Holding Company, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Funeral Services of Michigan, Inc.

/s/ Joseph Saporito

Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Funeral Services of Michigan, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Linda Clyne-Fletcher	Director and President	April 27, 2005
(Principal Executive Officer)
Linda Clyne-Fletcher

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Funeral Services of Kentucky, Inc.

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Funeral Services of Kentucky, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Funeral Services of California, Inc.

/s/ Joseph Saporito

Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Funeral Services of California, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

/s/ Mark F. Wilson	Director and President	April 27, 2005
Mark F. Wilson

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Cemetery Services of Idaho, Inc.

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Cemetery Services of Idaho, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Wilson & Kratzer Mortuaries

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President , Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Wilson & Kratzer Mortuaries, hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)	April 27, 2005

Director and Executive Vice President,
/s/ Joseph Saporito	Chief Financial Officer and Secretary
(Principal Financial and
Joseph Saporito	Accounting Officer)	April 27, 2005

/s/ Mark F. Wilson	Director and President	April 27, 2005
Mark F. Wilson

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Rolling Hill Memorial Park

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President , Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Rolling Hill Memorial Park, hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)	April 27, 2005

Director and Executive Vice
President, Chief Financial
/s/ Joseph Saporito	Officer and Secretary
(Principal Financial and
Joseph Saporito	Accounting Officer)	April 27, 2005

/s/ Mark F. Wilson	Director and President	April 27, 2005
Mark F. Wilson

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Services of Connecticut, Inc.

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President , Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Services of Connecticut, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)	April 27, 2005

Director and Executive Vice President,
/s/ Joseph Saporito	Chief Financial Officer and Secretary
(Principal Financial and
Joseph Saporito	Accounting Officer)	April 27, 2005

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

CSI Funeral Services of Massachusetts, Inc.

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of CSI Funeral Services of Massachusetts, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

/s/ Peter A. Forastiere	Director	April 27, 2005
Peter A. Forastiere

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

CHC Insurance Agency of Ohio, Inc.

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of CHC Insurance Agency of Ohio, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Barnett, Demrow & Ernst, Inc.

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Barnett, Demrow & Ernst, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Services of New Mexico, Inc.

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Services of New Mexico, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Forastiere Family Funeral Service, Inc.

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Forastiere Family Funeral Service, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

/s/ Frank A. Forastiere	Director and President, Treasurer and Clerk	April 27, 2005
Frank A. Forastiere

/s/ Peter A. Forastiere	Director	April 27, 2005
Peter A. Forastiere

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Cemetery Services, Inc.

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Cemetery Services, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Services of Oklahoma, L.L.C.

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and managers of Carriage Services of Oklahoma, L.L.C., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and managers to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Manager and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Services of Nevada, Inc.

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Services of Nevada, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Hubbard Funeral Home, Inc.

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Hubbard Funeral Home, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Team California (Cemetery), LLC

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and managers of Carriage Team California (Cemetery), LLC, hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and managers to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Manager and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Team California (Funeral), LLC

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and managers of Carriage Team California (Funeral), LLC, hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and managers to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Manager and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005. ..

Carriage Team Florida (Cemetery), LLC

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and managers of Carriage Team Florida (Cemetery), LLC, hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and managers to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Manager and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Team Florida (Funeral), LLC

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and managers of Carriage Team Florida (Funeral), LLC, hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and managers to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Manager and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Services of Ohio, LLC

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and managers of Carriage Services of Ohio, LLC, hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and managers to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Manager and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Team Kansas, LLC

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and managers of Carriage Team Kansas, LLC, hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and managers to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Manager and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Municipal Cemetery Services of Nevada, Inc.

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Municipal Cemetery Services of Nevada, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Cemetery Services of California, Inc.

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Cemetery Services of California, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Insurance Agency of Massachusetts, Inc.

/s/ Melvin C. Payne

Melvin C. Payne
Chairman of the Board, Chief Executive Officer and President

     We, the undersigned officers and directors of Carriage Insurance Agency of Massachusetts, Inc., hereby severally constitute and appoint Melvin C. Payne our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Melvin C. Payne to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Peter A. Forastiere	Director and Treasurer	April 27, 2005
Peter A. Forastiere

/s/ JoAnn Skiba	Director and Clerk	April 27, 2005
JoAnn Skiba

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Internet Strategies, Inc.

/s/ Joseph Saporito

Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Internet Strategies, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Investments, Inc., for itself and
as General Partner of Carriage Management, L.P.

/s/ Joseph Saporito

Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Investments, Inc., for itself and as General Partner of Carriage Management, L.P., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Cochrane’s Chapel of the Roses, Inc.

/s/ Wendy Wilson Boyer

Wendy Wilson Boyer
Chief Executive Officer, President and Treasurer

     We, the undersigned officers and directors of Cochrane’s Chapel of the Roses, Inc., hereby severally constitute and appoint Wendy Wilson Boyer our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Wendy Wilson Boyer to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wendy Wilson Boyer	Director and Chief Executive	April 27, 2005
Officer, President and Treasurer
Wendy Wilson Boyer	(Principal Executive Officer)

/s/ Doug Wagemann	Director and Secretary	April 27, 2005
Doug Wagemann

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Horizon Cremation Society, Inc.

/s/ Joseph Saporito

Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Horizon Cremation Society, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Life Events, Inc.

/s/ Joseph Saporito

Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Life Events, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Merger I, Inc.

/s/ Joseph Saporito

Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Merger I, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Merger II, Inc.

/s/ Joseph Saporito

Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Merger II, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Merger III, Inc.

/s/ Joseph Saporito

Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Merger III, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Director and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 27, 2005.

Carriage Merger IV, Inc.

/s/ Joseph Saporito

Joseph Saporito
Executive Vice President, Chief Financial Officer and Secretary

     We, the undersigned officers and directors of Carriage Merger IV, Inc., hereby severally constitute and appoint Joseph Saporito our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Joseph Saporito to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chairman of the Board, Chief	April 27, 2005
Executive Officer and President
Melvin C. Payne	(Principal Executive Officer)

/s/ Joseph Saporito	Manager and Executive Vice President,	April 27, 2005
Chief Financial Officer and Secretary
Joseph Saporito	(Principal Financial and
Accounting Officer)

Exhibit Index

Exhibit
Number	Description

*1.1	Purchase Agreement dated as of January 20, 2005 among Carriage Services, Inc., the Guarantors named therein and the Initial Purchasers named therein.

4.1	Indenture dated as of January 27, 2005 among Carriage Services, Inc., the Guarantors named therein, and Wells Fargo Bank, National Association, as trustee. Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 2, 2005.

4.2	Registration Rights Agreement dated as of January 27, 2005 among Carriage Services, Inc., the Guarantors named therein and the Initial Purchasers named therein. Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 2, 2005.

*5.1	Opinion of Thompson & Knight LLP.

*12.1	Computation of Ratio of Earnings to Fixed Charges.

*23.1	Consent of KPMG LLP.

*23.2	Consent of Thompson & Knight LLP (included in Exhibit 5.1).

*25.1	Statement of Eligibility of Trustee on Form T-1.

*99.1	Form of Letter of Transmittal (with accompanying Substitute Form W-9 and related Guidelines).

*99.2	Form of Notice of Guaranteed Delivery.

*99.3	Form of Letter to The Depository Trust Company Participants.

*99.4	Form of Letter to Clients (with form of Instructions to The Depository Trust Company Participant).

*99.5	Form of Exchange Agent Agreement.

*	Filed herewith.